Filed Pursuant to Rule 424(b)(4)

Registration No. 333-213327

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 28, 2016)

10,300,000 Shares of Common Stock

CardConnect Corp.

This prospectus supplement supplements and amends the prospectus dated September 28, 2016, relating to the issuance of up to 10,300,000 shares of common stock, par value $0.001 per share, upon the exercise of warrants that were issued by FinTech Acquisition Corp., a Delaware corporation, now known as CardConnect Corp.

On November 14, 2016, we filed with the U.S. Securities and Exchange Commission (the “SEC”) the attached Quarterly Report on Form 10-Q for the period ended September 30, 2016. We are filing this prospectus supplement to update and supplement the information included or incorporated by reference in the prospectus dated September 28, 2016 with the information contained in our Quarterly Report on Form 10-Q. The text of our Quarterly Report on Form 10-Q is attached to, and a part of, this prospectus supplement. Any document, exhibit or information contained in our Quarterly Report on Form 10-Q that has been deemed furnished and not filed in accordance with SEC rules shall not be included in this prospectus supplement.

This prospectus supplement should be read in conjunction with the prospectus dated September 28, 2016 and may not be delivered or utilized without the prospectus. To the extent there is a discrepancy between the information contained in this prospectus supplement and the information in the prospectus dated September 28, 2016, the information contained herein supersedes and replaces such conflicting information.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 8 of the prospectus dated September 28, 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 15, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark one)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2016

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number: 001-36846

CARDCONNECT CORP.

(Exact name of registrant as specified in its charter)

Delaware	46-5380892
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Continental Drive, Suite 300 King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

(484) 581-2200

(Registrant’s telephone number, including area code)

FinTech Acquisition Corp.

712 Fifth Ave, 8th Floor

New York, NY 10019

October 31st

(Former Name, Address and Fiscal Year end)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐    No  ☒

As of November 14, 2016, there were 28,751,331 shares of the registrant’s common stock issued and outstanding.

CardConnect Corp.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this “Report”) of CardConnect Corp. (the “Company”) contains forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s or management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Report may include, for example, statements about the benefits of the Merger (as defined herein) and the future financial performance of the Company.

The forward-looking statements contained in this Report are based on current expectations and beliefs concerning future developments and their potential effects on the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the Company’s or management’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	the Company’s future financial performance;

●	changes in the market for the Company’s products;

●	the ability to obtain or maintain the listing of the Company’s common stock on NASDAQ following the Merger;

●	the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

●	changes in applicable laws or regulations;

●	the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; and

●	other risks and uncertainties, including those described under the heading “Risk Factors.”

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

CardConnect Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$9,624,317	$3,574,661
Restricted cash	5,678,308	1,603,783
Accounts receivable	19,931,120	15,670,324
Processing assets	7,217,647	6,929,522
Other receivables	1,374,812	1,659,588
Related-party receivables	125,663	145,367
Prepaid income taxes	—	168,522
Other prepaid expenses	1,261,309	542,827
Other current assets	1,872,397	1,248,805
Total current assets	47,085,573	31,543,399

Property and equipment, net	5,953,016	6,109,009

Other assets:
Long-term restricted cash	3,083,333	—
Long-term related-party receivables	184,795	4,140,000
Long-term other receivables	442,499	621,844
Goodwill	40,241,161	40,241,161
Intangible assets, net	59,673,941	63,013,832
Long-term other assets	890,993	242,373
Total assets	$157,555,311	$145,911,618

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,942,232	$2,897,056
Residuals payable	6,391,358	5,642,386
Processing liabilities	9,145,319	8,533,305
Settlement obligation	2,842,409	2,691,569
Accrued expenses	2,904,852	2,247,030
Income tax payable	525,865	—
Current portion of long-term debt	3,000,000	—
Deferred revenue	2,974,017	1,382,099
Total current liabilities	30,726,052	23,393,445

Long-term liabilities:
Accrued expenses	1,889,373	2,059,011
Long-term debt	129,144,041	59,964,989
Deferred tax liability	1,787,216	1,787,216
Total long-term liabilities	132,820,630	63,811,216

Total liabilities	163,546,682	87,204,661

Commitments and contingencies (Note 8)

CardConnect Corp. redeemable Series A Preferred Stock, par value $0.001, 5,000,000 shares authorized; 1,500,000 shares issued and outstanding; liquidation value of $37,595,333 at September 30, 2016, net of offering costs	36,929,603	—

Stockholders’ equity:
CardConnect Corp. Preferred stock, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	—	—
FTS Holding Corporation Preferred Series A stock, par value $0.0001; 20,365,000 shares authorized; 20,364,981 shares issued and outstanding; liquidation value $48,611,210 at December 31, 2015	—	2,037
Common stock, par value $0.0001; 200,000,000 shares authorized; 28,751,331 and 15,145,708 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	28,751	15,145
Additional paid-in capital	2,651,865	88,687,317
Accumulated deficit	(45,601,590)	(26,914,073)
Treasury stock of 681,538 common shares at December 31, 2015, at cost	—	(3,083,469)
Total stockholders’ equity	(42,920,974)	58,706,957
Total liabilities and stockholders’ equity	$157,555,311	$145,911,618

The accompanying notes are an integral part of these condensed consolidated financial statements.

1

CardConnect Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$154,031,109	$117,860,548	$432,484,905	$331,105,661

Cost of services (exclusive of depreciation and amortization shown separately below):
Interchange and pass-through	112,949,106	86,785,102	317,552,417	243,400,105
Other cost of services	23,428,462	18,660,872	67,251,017	51,267,988
Total cost of services	136,377,568	105,445,974	384,803,434	294,668,093
General and administrative	31,222,863	6,290,209	45,576,797	17,887,090
Depreciation	444,745	293,430	1,298,200	882,788
Amortization of intangibles	5,291,330	5,054,952	15,387,036	14,447,780
Total expenses	173,336,506	117,084,565	447,065,467	327,885,751
(Loss) income from operations	(19,305,397)	775,983	(14,580,562)	3,219,910

Other expense:
Interest expense, net	(1,764,711)	(274,150)	(2,636,908)	(844,308)
Other, net	(239,030)	(20,141)	(405,719)	(173,328)
Total other expense	(2,003,741)	(294,291)	(3,042,627)	(1,017,636)

(Loss) income before income tax provision	(21,309,138)	481,692	(17,623,189)	2,202,274
Provision for income taxes	(772,160)	(315,346)	(1,064,328)	(1,314,809)
Net (loss) income	(22,081,298)	166,346	(18,687,517)	887,465
Dividends on preferred stock	(666,667)	—	(666,667)	—
Net (loss) income available for common stockholders	$(22,747,965)	$166,346	$(19,354,184)	$887,465

(Loss) earnings per share available for common stockholders:
Basic	$(0.93)	$0.01	$(1.06)	$0.06
Diluted	$(0.93)	$0.01	$(1.06)	$0.05

Weighted-average common shares outstanding:
Basic	24,449,816	15,145,708	18,277,085	15,145,708
Diluted	24,449,816	16,720,871	18,277,085	16,720,871

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

CardConnect Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2016	2015
Operating activities
Net (loss) income	$(18,687,517)	$887,465
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	16,685,236	15,330,569
Stock-based compensation expense	3,788,400	1,384,693
Relocation loan forgiveness	228,843	148,267
Agent advance forgiveness	—	14,683
Amortization of debt issuance costs	191,182	—
Loss on disposal of assets	50,506	—
Changes in operating assets and liabilities:
Restricted cash	(324,525)	(78,514)
Accounts receivable	(4,260,796)	(92,669)
Processing assets	(288,125)	—
Other receivables	382,997	(235,663)
Other prepaid expenses	(718,482)	(218,891)
Other assets	(1,272,212)	(273,653)
Accounts payable	45,176	579,972
Residuals payable	748,972	(25,167)
Processing liabilities	612,014	78,514
Prepaid income taxes	694,387	1,221,567
Accrued expenses	488,184	(547,849)
Deferred revenue	1,591,918	712,770
Net cash (used in) provided by operating activities	(43,842)	18,886,094

Investing activities
Change in ISO advances	(73,876)	(266,406)
Purchases of property and equipment	(1,150,469)	(1,945,704)
Proceeds from sale of property and equipment	1,560	—
Purchases of merchant portfolios and residual buyouts	(9,528,500)	(6,731,396)
Consideration paid for service contracts	—	(100,000)
Advances to related parties	(295,000)	(260,800)
Repayment of related party loans	4,041,066	—
Additions to internally developed software	(2,407,449)	(2,059,085)
Net cash used in investing activities	(9,412,668)	(11,363,391)

Financing activities
Proceeds from redeemable preferred stock, net of offering costs	36,929,603	—
Deposits held in escrow	(7,500,000)	—
Release of deposits held in escrow	666,667	—
Cash received in connection with reverse acquisition	88,798,302	—
Proceeds from private placement of common stock, net of offering costs	4,400,959	—
Distribution to former stockholders in connection with reverse acquisition	(179,412,832)	—
Net change in settlement obligation	150,840	—
Borrowings on long-term debt	140,000,000	9,200,000
Payments on long-term debt	(61,964,989)	(7,000,000)
Debt issuance costs	(6,047,141)	—
Payment of preferred stock dividend	(666,667)	—
Purchase of treasury stock	—	(2,700,000)
Proceeds from stock options exercised	151,424	—
Payment of contingent consideration	—	(3,675,000)
Net cash provided by (used in) financing activities	15,506,166	(4,175,000)

Net increase in cash and cash equivalents	6,049,656	3,347,703
Cash and cash equivalents at beginning of year	3,574,661	1,157,567
Cash and cash equivalents at end of year	$9,624,317	$4,505,270

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,521,734	$831,136
Cash paid for income taxes, net of refunds	$380,000	$90,226

Supplemental disclosure of non-cash investing and financing activity:
Change in ISO advances	$(155,000)	$(207,791)
Purchases of merchant portfolios and residual buyouts	$155,000	$207,791
Reclassification of preferred and treasury stock to capital in connection with reverse acquisition	$3,081,432	—

The accompanying notes are an integral part of these consolidated financial statements.

3

CardConnect Corp. and Subsidiaries

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Preferred Stock – Series A		Common Stock		Additional Paid-In	Accumulated	Treasury	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Equity
Balances, December 31, 2015	20,364,981	$2,037	15,145,708	$15,145	$88,687,317	$(26,914,073)	(3,083,469)	$58,706,957
Effect of reverse acquisition	(20,364,981)	(2,037)	—	—	(3,081,432)	—	3,083,469	—
Distribution to former stockholders in connection with reverse acquisition	—	—	—	—	(179,412,832)	—	—	(179,412,832)
Shares issued in reverse acquisition	—	—	13,121,214	13,121	88,785,181	—	—	88,798,302
Sale of common stock in private placement, net of offering costs	—	—	467,647	468	4,400,491	—	—	4,400,959
Stock-based compensation	—	—	—	—	3,788,400	—	—	3,788,400
Exercise of stock options	—	—	16,762	17	151,407	—	—	151,424
Preferred stock dividend	—	—	—	—	(666,667)		—	(666,667)
Net loss	—	—	—	—	—	(18,687,517)	—	(18,687,517)
Balances, September 30, 2016	—	$—	28,751,331	$28,751	$2,651,865	$(45,601,590)	$—	$(42,920,974)

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CardConnect Corp. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1. Company Description, Operations and Basis of Presentation

Company Description and Operations

CardConnect Corp. (f/k/a FinTech Acquisition Corp.) (“CardConnect” or the “Company”) is a holding company that does not have any operations or material assets other than the direct ownership of CardConnect, LLC. Prior to January 14, 2015, CardConnect, LLC’s legal name was Financial Transaction Services, LLC, which had been doing business as CardConnect since April 2013. CardConnect, LLC, a Delaware limited liability company, is a provider of card-based payment processing services. CardConnect, LLC facilitates the exchange of information and funds between merchants’ and cardholders’ financial institutions by providing electronic payment processing services to merchants, including transaction authorization and electronic draft capture, transaction clearing and settlement, merchant accounting and support, and risk management. CardConnect, LLC also offers a broad range of technology solutions, including software, services and peripherals.

The Company was originally incorporated in Delaware in November 2013 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or assets. On July 29, 2016 (the “Closing Date”), the Company consummated its business combination with FTS Holding Corporation (“FTS”) pursuant to the agreement and plan of merger dated as of March 7, 2016, as amended, by and among the Company, FinTech Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”) and FTS (the “Merger Agreement”). Under the Merger Agreement, FTS merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger. In connection with the closing of the Merger, the Company changed its name from FinTech Acquisition Corp. to CardConnect Corp. and FinTech Merger Sub, Inc. changed its name to FTS Holding Corporation. Unless the context otherwise requires, the “Company” refers to the combined company and its subsidiaries following the Merger, “FinTech” refers to the company prior to the closing of the Merger and “FTS” refers to FTS Holding Corporation prior to the Merger. See Note 3 for further discussion of the Merger.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for fair presentation of the consolidated financial statements of the Company as of September 30, 2016 and for the three and nine months ended September 30, 2016 and 2015. The results of operations for the three and nine months ended September 30, 2016 and 2015 are not necessarily indicative of the operating results for the full year. It is recommended that these condensed consolidated financial statements be read in conjunction with FTS’s consolidated financial statements and related noted thereto for the years ended December 31, 2015, 2014 and 2013 in the definitive proxy statement/prospectus filed by FinTech with the Securities and Exchange Commission (“SEC”) on July 12, 2016.

The Merger has been accounted for as a reverse merger in accordance with U.S. GAAP. This determination was primarily based on FTS’s business comprising the ongoing operations of the Company following the Merger, FTS’s senior management comprising the senior management of the Company and FTS’s stockholders having a majority of the voting power of the Company. For accounting purposes, FinTech is considered the “acquired” company and FTS is considered the “acquirer.” Accordingly, for accounting purposes, the Merger is treated as the equivalent of FTS issuing stock for the net assets of FinTech, accompanied by a recapitalization. The net assets of FinTech are stated at historical cost, with no goodwill or other intangible assets recorded. The consolidated assets, liabilities and results of operations prior to the Closing Date of the Merger are those of FTS, and FinTech’s assets, liabilities and results of operations are consolidated with FTS beginning on the Closing Date. The shares and corresponding capital amounts  and earnings per share available to common stockholders, pre-merger, have been retroactively restated as shares reflecting the exchange ratio in the Merger. The historical financial information and operating results of FinTech prior to the Merger have not been separately presented in these condensed consolidated financial statements as they were not significant or meaningful.

5

2. Summary of Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements include the accounts of CardConnect Corp. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Collectively, the consolidated group is referred to as “CardConnect” or the “Company.”

Preferred Stock

The Company classifies its Series A Preferred Stock, issued in connection with the Merger, on its consolidated balance sheets using the guidance in ASC 480-10-S99. The Series A Preferred Stock contains certain provisions that allow the holder to redeem the preferred stock for cash, beginning seven years following the date of issuance, or if certain events occur, such as a change in control. As redemption under these circumstances is not solely within the Company’s control, the Series A Preferred Stock is classified as temporary equity.

Subsequent Event

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements are filed for potential recognition or disclosure.

Recent Accounting Pronouncements

In November 2015, the FASB issued guidance to simplify the balance sheet classification of deferred taxes. The new guidance requires that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. Early adoption is permitted. The new guidance can be applied on either a prospective or retrospective basis. We have elected to early adopt this guidance and apply it on a prospective basis in 2015. Adoption of this accounting standards update (“ASU”) resulted in a reclassification of the Company’s net current deferred tax asset to the net long-term deferred tax liability in our Consolidated Balance Sheet as of December 31, 2015. No prior periods were retrospectively adjusted.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued guidance that requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2018. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company has not yet determined the effect of the adoption of this standard on its consolidated financial statements.

In March 2016, the FASB issued guidance that simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This amendment is effective for annual reporting periods, including interim periods within those periods, beginning after December 15, 2016. The effect of this update is still being evaluated and is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for us beginning in its first quarter of 2019 and early adoption is permitted. Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”); ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”); and ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). We must adopt ASU 2016-08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively, the “new revenue standards”). The new revenue standards may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the timing of its adoption and the impact of adopting the new revenue standards on its consolidated financial statements.

6

In June 2016, the FASB issued guidance that will change the accounting for credit impairment. Under the new guidance, companies are required to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. This new guidance will be effective for public companies for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018. The effect of this update is still being evaluated and is not expected to have a material effect on the Company’s consolidated financial statements.

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), which adds or clarifies guidance on the presentation and classification of eight specific types of cash receipts and cash payments in the statement of cash flows, with the intent of reducing diversity in practice. For public entities, ASU 2016-15 is effective for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. Entities must apply the guidance retrospectively to all periods presented; however, entities may apply prospectively if retrospective application is impracticable. The effect of this update is still being evaluated and is not expected to have a material effect on the Company’s consolidated financial statements.

3. Business Combination

Background and Summary

On the Closing Date, FinTech and FTS consummated the previously announced transactions contemplated by the Merger Agreement. The Merger Agreement provided for, among other things, the acquisition of FTS by FinTech pursuant to the Merger.  In connection with the Merger, FinTech paid cash consideration of approximately $179 million (including approximately $2 million of “Excess Cash” as defined in the Merger Agreement), and issued 15,162,470 shares of common stock and options to purchase 3,463,950 shares of common stock. The cash portion of the consideration was funded by a combination of cash held in trust by FinTech of $100 million, borrowings under a new $100 million first lien secured credit facility and a $40 million second lien secured credit facility (See “Note 4. Debt—First Lien Facility” and “—Second Lien Facility”), and $42.2 million in proceeds from the private placements of preferred and common stock completed immediately prior to the Merger (See “—Series A Preferred Stock Offering” and “—Common Stock Offering”). In connection with the Merger, on the Closing Date the Company redeemed 1,119,051 shares of its common stock at a redemption price of $10.01 per share pursuant to the terms of the Company’s amended and restated certificate of incorporation, resulting in a total payment to redeeming stockholders of $11,201,698. Immediately following the Merger, there were 1,500,000 shares of Series A Preferred Stock outstanding, 28,751,331 shares of common stock outstanding, outstanding warrants to purchase 10,300,000 shares of common stock and outstanding options to purchase 6,854,429 shares of common stock.

Series A Preferred Stock Offering

On the Closing Date, in connection with the partial financing of the Merger, the Company issued 1,500,000 shares of newly created Series A Preferred Stock (the “Preferred Stock”) and 480,544 shares of common stock (such shares of common stock, together with the Preferred Stock, the “Shares”) to Falcon Strategic Partners V, LP (“Series A Purchaser”) in a private placement pursuant to the Securities Purchase Agreement with the Series A Purchaser dated June 23, 2016. The Shares were sold to the Series A Purchaser in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated by the SEC. The Company incurred fees of $570,397 in connection with issuing the Preferred Stock, which were recorded as a discount to the redeemable preferred stock on the condensed consolidated balance sheet on the date the offering closed.

7

The aggregate purchase price for the Shares was $37.5 million, of which $30.0 million was used to pay a portion of the cash consideration for the Merger, to repay FTS’s existing debt in connection with the Merger, to pay transaction expenses relating to the Merger and for general corporate purposes, and the remaining $7.5 million was placed in a separate restricted account for the sole purpose of funding the first two years of cash dividends on the Preferred Stock.

 The Preferred Stock has an aggregate liquidation preference of $37.5 million plus all unpaid dividends. During the first two years following issuance, dividends accrue at a rate of 11.43% per annum, compounding quarterly, of which 10.0% will be payable in cash and 1.43% will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control (as in the Certificate of Designation for the Preferred Stock). Thereafter, dividends accrue at 13.40% per annum, compounding quarterly, all of which will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control.

The Preferred Stock is redeemable, at the Series A Purchaser’s option, beginning seven years following the date of issuance (the “Mandatory Redemption Date”) at a price equal to the then aggregate liquidation preference of the outstanding Preferred Stock. The Company has the right (the “Optional Redemption Right”) to redeem the Preferred Stock beginning three and a half years following the date of issuance. The redemption price (the “Redemption Price”) will be 102% of the liquidation preference if the redemption occurs during the first redemption year, 101% of the liquidation preference if the redemption occurs during the second redemption year, and 100% of the liquidation value thereafter.

Common Stock Offering

On the Closing Date, in connection with the partial financing of the Merger, the Company issued an aggregate of 467,647 shares of common stock (the “PIPE Shares”) to FTVENTURES III, L.P., FTVENTURES III-N, L.P. and FTVENTURES III-T, L.P., each a stockholder of FTS, certain other stockholders of FTS and an affiliate of Betsy Cohen, a director of the Company (collectively, the “PIPE Investors”), pursuant to securities purchase agreements with the PIPE Investors dated July 27, 2016. The PIPE Shares were sold to the PIPE Investors in a private placement transaction (the “PIPE Transaction”) exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Of the PIPE Shares sold in the PIPE Transaction, 350,000 shares were sold at a purchase price of $10.00 per share, and the remaining 117,647 shares, which were sold to the affiliate of Mrs. Cohen, were sold at a purchase price of $10.20 per share, the most recent closing bid price of the Company’s common stock, as required by applicable NASDAQ Listing Rules. The closing of the PIPE Transaction occurred immediately prior to the closing of the Merger. The Company used the proceeds from the PIPE Transaction to pay a portion of the cash consideration for the Merger, repay FTS’s existing debt in connection with the Merger, pay transaction expenses relating to the Merger and redeem shares of common stock in connection with the Merger pursuant to the Company’s amended and restated certificate of incorporation. The Company incurred fees of $299,041 in connection with issuing the PIPE Shares, which were recorded as an adjustment to Additional Paid-In Capital at closing.

Warrants

There are outstanding warrants to purchase an aggregate of 10,300,000 shares of the Company’s common stock. Each warrant entitles its holder to purchase one share of the Company’s common stock at an exercise price of $12.00 per share and will expire on July 29, 2021, or earlier upon liquidation by the Company. The Company may redeem the outstanding warrants at a price of $0.01 per warrant if the last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period

4. Debt

The Company’s long-term debt at September 30, 2016 and December 31, 2015, consisted of the following:

	September 30,	December 31,
	2016	2015
Credit facility:
2016 First lien term credit facility, net of $5,855,959 of deferred financing costs	$92,144,041	$—
2016 Second lien term credit facility	40,000,000	—
2012 Revolving credit facility	—	59,964,989
Total debt	132,144,041	59,964,989
Less current portion	3,000,000	—
Total long-term debt	$129,144,041	$59,964,989

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Prior Credit Facility

In connection with the Merger, FTS repaid the outstanding balance of $57,964,989 under its 2012 revolving credit facility and terminated the facility.

In connection with the Merger, on the Closing Date, the Company, through Merger Sub, entered into a credit agreement with BMO Harris Bank N.A. (“BMO”), as administrative agent, for a first lien credit facility (the “First Lien Facility”), and entered into a second lien credit agreement with Babson Capital Finance LLC, also acting as administrative agent, for a second lien term loan facility (the “Second Lien Facility”). Each facility is guaranteed by the Company and its two indirect wholly-owned subsidiaries, CardConnect, LLC and Princeton Payment Solutions, LLC, and secured by a pledge of all of the assets of the Company and its subsidiaries. The Company capitalized debt issuance costs of $6,047,141 in connection with the credit agreements, which will be amortized to interest expense over the term of the credit agreements. The capitalized debt issuance costs are reported net with their debt liabilities on the condensed consolidated balance sheets. Amortization of capitalized debt issuance costs was $191,182 for the three and nine months ended September 30, 2016.

First Lien Facility

The First Lien Facility consists of a $30 million senior secured first lien revolving credit facility and a $100 million senior secured first lien term credit facility.  The Company may increase the First Lien Facility by up to $35 million (less amounts obtained from the related expansion feature under the Second Lien Facility), subject to customary restrictions and conditions. The First Lien Facility matures on July 29, 2021 and bears interest at rates based either on the three-month London Interbank Offered Rate, or LIBOR, plus a margin of between 2.00% and 3.50%, or, at the Company’s option, BMO’s base rate plus a margin of between 1.00% and 2.50%, with the margin in each case depending upon consolidated total net leverage ratios (described below). The term loan portion of the First Lien Facility will amortize $1.25 million per quarter beginning with the quarter ending December 31, 2016 through the quarter ending September 30, 2018; thereafter $1.875 million per quarter through the quarter ending September 30, 2020; and finally $2.5 million per quarter through the quarter ending June 30, 2021. At September 30, 2016, the interest rate on the outstanding balance of the first lien term credit facility was 4.02%.

The Company may prepay the first lien credit facilities, without premium. The First Lien Facility requires mandatory prepayments, without premium, in the following amounts:

●	100% of the net cash proceeds of (i) sales of assets not in the ordinary course of business, (ii) sales of debt securities, and (iii) casualty or condemnation events (subject to specified thresholds and exceptions, including permitted reinvestment periods); and

●	75% of “Excess Cash Flow,” as defined in the first lien credit agreement, with a reduction to 50% if the total net leverage ratio for the fiscal year is 3.00 to 1.00, and a reduction to 25% if such ratio is 2.50 to 1.00.

Second Lien Credit Facility

The Second Lien Facility consists of a $40 million senior secured second lien term loan which has a $35 million expansion feature similar to, and coordinated with, the expansion feature of the First Lien Facility such that the maximum aggregate expansion for both such financings cannot exceed $35 million. The Second Lien Facility matures on July 29, 2022 and bears interest at LIBOR plus 9.50% (with a LIBOR floor of 1.00%) or, at the Company’s option, the base rate (generally, the Wall Street Journal “prime rate”) plus 8.50% (with a base rate floor of 2.00%). The Second Lien Facility does not amortize and may not be prepaid prior to the payment in full of the First Lien Facility, notwithstanding the foregoing, the Company is permitted to make payments under the Second Lien Facility out of the “available amount” (as defined under the First Lien Facility). If voluntary prepayments (in addition to those allowed to be made from the available amount) become permitted (following payment of the First Lien Facility in full), there will be a prepayment fee of 2% of the outstanding loan amount during the first loan year, 1% of the outstanding loan amount in the second loan year and no prepayment fee thereafter. Mandatory prepayments are the same as under the First Lien Facility but are conditioned on the prior repayment in full of the First Lien Facility.  At September 30, 2016, the interest rate on the outstanding balance of the second lien term credit facility was 10.50%.

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5. Stock-Based Compensation

FTS Holding Corporation 2010 Stock Option Plan

In connection with the Merger, on the Closing Date all unvested stock options of FTS became fully vested and all vested stock options were then immediately settled for $9,716,492 of cash and options to purchase 3,463,950 shares of common stock of the Company. The Company recognized compensation expense of $2,205,334 and $3,054,066 for the three months and nine months ended September 30, 2016, respectively, which included $2,107,911 of remaining unrecognized compensation expense related to the accelerated vesting of FTS stock options. The Company recognized compensation expense of $461,536 and $1,384,693 for the three and nine months ended September 30, 2015, respectively. No stock options of FTS remain outstanding at September 30, 2016.

CardConnect Corp. 2016 Omnibus Equity Compensation Plan

In connection with the Merger, on the Closing Date the Company’s stockholders approved the CardConnect Corp. 2016 Omnibus Equity Compensation Plan (the “2016 Plan”). Also in connection with the Merger, on the Closing Date the Company issued 26,388 shares of restricted stock and options to purchase 3,390,479 shares of common stock under the 2016 Plan, and on August 9, 2016, the Company issued options to purchase 379,429 shares of common stock under the 2016 Plan. As of September 30, 2016, there were 3,796,296 shares authorized for issuance under the 2016 Plan and no shares available for issuance.

Stock-based compensation is recognized as an expense on a straight-line basis over the requisite service period, which is generally the vesting period. The stock options issued under the 2016 Plan vest in four equal installments over four years. The Company recognized compensation expense for stock options of $687,672 for the three and nine months ended September 30, 2016. As of September 30, 2016, there were 3,626,352 nonvested stock options and unrecognized compensation expense of $15,816,449 is expected to be recognized over a weighted-average period of 3.8 years.

The restricted stock issued under the 2016 Plan vests on the earlier of (i) one day prior to the next regularly scheduled annual shareholders meeting, or (ii) one year from the grant date. The Company recognized compensation expense for restricted stock of $46,662 for the three and nine months ended September 30, 2016. As of September 30, 2016, there was $233,315 of unrecognized compensation expense for the restricted stock.

6. Earnings per Share

Basic (loss) income per share is calculated by dividing net (loss) income attributable to the Company’s common shareholders for period by the weighted average number of common shares outstanding for the period. In computing dilutive (loss) income per share, basic (loss) income per share is adjusted for the assumed issuance of all applicable potentially dilutive share-based awards, including common stock options, restricted stock and warrants.

Below are basic and diluted net (loss) income per share for the periods indicated (amounts in thousands except share and per share data):

	Three Months Ended September 30,
	2016	2015
Numerator:
Net (loss) income	$(22,081,298)	$166,346
Less: Preferred stock dividends	(666,667)	—
Net (loss) income available for common stockholders	$(22,747,965)	$166,346
Denominator:
Weighted-average common shares outstanding – basic	24,449,816	15,145,708
Dilutive effect of stock options	—	1,575,163
Weighted-average common shares outstanding - diluted	24,449,816	16,720,871
Net (loss) income per share available for common stockholders - basic	$(0.93)	$0.01
Net (loss) income per share available for common stockholders - diluted	$(0.93)	$0.01

Antidilutive options, unvested restricted stock awards and warrants excluded from the computations	15,524,161	—

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	Nine Months Ended September 30,
	2016	2015
Numerator:
Net (loss) income	$(18,687,517)	$887,465
Less: Preferred stock dividends	(666,667)	—
Net (loss) income available for common stockholders	$(19,354,184)	$887,465

Denominator:
Weighted-average common shares outstanding - basic	18,277,085	15,145,708
Dilutive effect of stock options	—	1,575,163
Weighted-average common shares outstanding - diluted	18,277,085	16,720,871

Net (loss) income per share available for common stockholders - basic	$(1.06)	$0.06
Net (loss) income per share available for common stockholders - diluted	$(1.06)	$0.05

Antidilutive options, unvested restricted stock awards and warrants excluded from the computations	14,552,752	—

7. Income Taxes

The Company’s tax provision for interim periods is determined using an estimate of its annual effective tax rate, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter the Company updates its estimate of the annual effective tax rate and, if the Company’s estimated tax rate changes, it makes a cumulative adjustment in that period.

The provision for income taxes for the three and nine months ended September 30, 2016 and 2015 and the resulting effective tax rates were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Provision for income taxes	$772,160	$315,346	$1,064,328	$1,314,809
Effective tax rate	(3.6)%	65.5%	(6.0)%	59.7%

The effective rate for the three months ended September 30, 2016 differs from the federal statutory rate due to the expected increase of the valuation allowance against our deferred tax assets and the impact of indefinitely-lived intangible assets, which increased the Company’s effective tax rate by 37.2% and 6.0%, respectively, partially offset by a state tax benefit, which decreased the Company’s effective tax rate by 2.3%. The effective rate for the three months ended September 30, 2015 differs from the federal statutory rate due to an expected increase in the valuation allowance against our deferred tax assets and state taxes, which increased the Company’s effective tax rate by 16.7% and 2.5%, respectively. The effective rate for the nine months ended September 30, 2016 differs from the federal statutory rate due to the expected increase of the valuation allowance against our deferred tax assets and the impact of indefinitely-lived intangible assets, which increased the Company’s effective tax rate by 37.2% and 6.0%, respectively, partially offset by a state tax benefit, which decreased the Company’s effective tax rate by 2.3%. The effective rate for the nine months ended September 30, 2015 differs from the federal statutory rate due to an expected increase in the valuation allowance against our deferred tax assets and state taxes, which increased the Company’s effective tax rate by 16.7% and 2.5%, respectively.

The Company regularly evaluates its tax positions for additional unrecognized tax benefits and associated interest and penalties, if applicable. There are many factors that are considered when evaluating these tax positions including: interpretation of tax laws, recent tax litigation on a position, past audit or examination history, and subjective estimates and assumptions, which have been deemed reasonable by management. The Company does not expect any material changes to unrecognized tax benefits in the next twelve months. At September 30, 2016 and 2015, the reserve for unrecognized tax benefits related to uncertain tax positions was $221,584 and $116,258, respectively.

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8. Commitments and Contingencies

The Company is party to a contract with First Data Merchant Services Corporation (“FDMS”), under which FDMS provides services related to transaction processing and transmittal, transaction authorization, and data capture and access to reporting tools. The contract expires on December 31, 2021, with successive renewal options of two years. The Company is required to pay minimum services fees equal to 70% of the prior year’s services fees paid to FDMS. The minimum services fee to be paid to FDMS in 2016 is $8,725,735.

The Company is party to a contract with TSYS Acquiring Solutions, LLC (“TSYS”), under which TSYS provides merchant authorization, accounting and clearing services. The contract expires on October 31, 2020, with successive renewal options of two years. The Company is required to pay minimum services fees each month of the contract equal to the greater of the contractually agreed upon amount for each processing year or 70% of the average monthly volume over the last three months of the prior processing year. The minimum services fees to be paid to TSYS in 2016, 2017, 2018, 2019 and 2020 are $1,029,477, $1,220,000, $1,350,000, $1,550,000 and $1,500,000, respectively.

The Company is involved in ordinary course legal proceedings, which include all claims, lawsuits, investigations and proceedings, including unasserted claims, which are probable of being asserted, arising in the ordinary course of business. The Company has considered all such ordinary course legal proceedings as of September 30, 2016 in formulating its disclosures and assessments. In the opinion of the Company’s management, based on consultations with outside counsel, material losses are not considered reasonably possible in connection with these ordinary course legal proceedings.

The Company leases office equipment and office space under operating agreements expiring through 2023. Rent expense on operating leases is recorded on a straight-line basis over the term of the lease agreement. Substantially all of the leases require the Company to pay maintenance, insurance, and property taxes. Future minimum lease payments for all non-cancelable leases for the remainder of 2016 and the next five fiscal years are as follows:

For the Fiscal Year Ending December 31,
2016 (remainder)	$452,002
2017	1,766,850
2018	1,740,587
2019	1,647,248
2020	1,620,416
2021	1,659,409
Thereafter	3,439,881
$12,326,393

9. Segments

The Company’s core business is providing Merchant Acquiring services to Small and Medium sized Businesses (“SMB”). The Company also provides services to larger Enterprise customers that primarily utilize sophisticated Enterprise Resource Planning (“ERP”) systems to manage their business. These services are primarily ERP integration services utilizing the Company’s secure hosted payment gateway, and may also include secure, point-to-point encryption (“P2PE”) payment terminals and acceptance devices. The Company also provides Merchant Acquiring services to certain of its Enterprise customers. Merchant Acquiring services provided to both SMB and Enterprise customers are aggregated for financial reporting purposes in the Merchant Acquiring segment, as they both provide processing services related to bankcard transactions, exhibit similar economic characteristics, and share the same systems to provide services. The Enterprise services business activity does not meet applicable materiality thresholds for separate segment disclosure but is included as the primary component of an “all other” category under GAAP as set forth below. The other category also includes corporate overhead expenses and non-recurring charges unrelated to Merchant Acquiring services and Enterprise services.

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	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Merchant Acquiring Services	$152,327,958	$115,733,309	$427,096,865	$327,287,155
Other	1,703,151	2,127,239	5,388,040	3,818,506
	154,031,109	117,860,548	432,484,905	331,105,661

Income/(loss) from operations
Merchant Acquiring Services	1,852,202	1,531,345	7,451,579	4,976,961
Other	(21,157,599)	(755,362)	(22,032,141)	(1,757,051)
	(19,305,397)	775,983	(14,580,562)	3,219,910

Cost of services (exclusive of depreciation and amortization)
Merchant Acquiring Services	135,894,774	104,087,690	382,772,465	293,137,386
Other	482,794	1,358,284	2,030,969	1,530,707
	136,377,568	105,445,974	384,803,434	294,668,093

General and administrative
Merchant Acquiring Services	8,932,059	4,862,782	20,449,038	14,197,020
Other	22,290,804	1,427,427	25,127,759	3,690,070
	31,222,863	6,290,209	45,576,797	17,887,090

Amortization expense
Merchant Acquiring Services	5,243,305	4,997,680	15,242,961	14,275,965
Other	48,025	57,272	144,075	171,815
	5,291,330	5,054,952	15,387,036	14,447,780

Interest expense, net
Merchant Acquiring Services	1,764,711	274,150	2,636,908	844,308
Other	—	—	—	—
	1,764,711	274,150	2,636,908	844,308

10. Related Party Transactions

In connection with the Merger, $4,031,887 of related party receivables was repaid to the Company on the Closing Date.

On the Closing Date, the company consummated the Pipe Transaction. See Note 3 for a description of the PIPE Transaction.

On September 30, 2016, the Company entered into a residual buyout agreement with an independent contractor who is a related party. Total consideration under the agreement was $115,500, of which $40,500 was paid in cash to the independent contractor and $75,000 reduced the balance of an outstanding loan balance with the Company. The outstanding balance of the loan at September 30, 2016, following consummation of the residual buyout agreement was $175,000.

11. Subsequent Events

On October 28, 2016, the Company’s stockholders approved an amendment and restatement of the CardConnect Corp. 2016 Omnibus Equity Compensation Plan (the “2016 Plan”) that authorized an additional 1,000,000 shares of common stock for issuance under the 2016 Plan. The amendment and restatement of the 2016 Plan increased the total shares authorized for issuance from 3,796,296 shares to 4,796,296 shares.

On November 2, 2016, the Company entered into Amendment No. 1 to the Company’s First Lien Facility and Amendment No. 1 to the Company’s Second Lien Facility. These amendments permit the Company to repurchase up to $2.5 million of the Company’s outstanding warrants on the terms set forth in such amendments.

On November 2, 2016, the Company received a notice from the staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Staff has determined that the Company has not complied with Nasdaq Listing Rules 5405(a)(3) and 5410(d) (the “Minimum Holder Requirements”), which require that the Company have at least 400 round lot holders of each of its common stock and warrants, respectively, to maintain the listing of such securities on the NASDAQ Capital Market (the “Capital Market”). The Company previously submitted to Nasdaq a report of round lot shareholders as of a record date of October 5, 2016, prepared by Morrow & Co. LLC. Nasdaq verbally informed the Company that the report, when adjusted, indicated that the Company had 378 round lot shareholders. The Company requested a hearing to appeal the Staff’s determination. The Company’s securities will continue to be listed on the Capital Market pending the completion of the hearing process. The Company expects to assess and implement initiatives to expand its investor base and to regain compliance with the Minimum Holder Requirements with respect to its common stock prior to any hearing granted by the Staff.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following management’s discussion and analysis together with the condensed consolidated financial statements and related notes thereto included elsewhere in this Quarterly Report on Form 10-Q, and the audited financial statements of FTS Holding Corporation and related notes thereto included in the definitive proxy statement/prospectus filed by FinTech Acquisition Corp. with the Securities and Exchange Commission (“SEC”) on July 12, 2016 (the “Prospectus”).

The information in this Quarterly Report on Form 10-Q contains forward-looking statements about the Company’s business, operations and industry that involve risks and uncertainties, such as statements regarding the Company’s plans, objectives, expectations and intentions. The Company’s future results and financial condition may differ materially from those currently anticipated as a result of the factors described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” The Company assumes no obligation to update any of these forward-looking statements. Throughout this section, unless otherwise noted “we”, “us” and the “Company” refer to CardConnect Corp. and its consolidated subsidiaries. Certain amounts in this section may not foot due to rounding.

Introductory Note

On July 29, 2016 (the “Closing Date”), pursuant to the Agreement and Plan of Merger dated March 7, 2016, as amended June 24, 2016 (the “Merger Agreement”), we consummated the acquisition of FTS Holding Corporation pursuant to the merger (the “Merger”) of FTS Holding Corporation with and into our wholly-owned subsidiary, FinTech Merger Sub, Inc. (“Merger Sub”). See Note 3 to the condensed consolidated financial statements for additional information on the acquisition accounting for the Merger.

In connection with the consummation of the Merger, we changed our name from FinTech Acquisition Corp. to CardConnect. Corp and Merger Sub changed its name to FTS Holding Corporation. Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined company, CardConnect Corp., and its consolidated subsidiaries following the Merger, “FinTech” refers to FinTech Acquisition Corp. prior to the closing of the Merger and “FTS” refers to FTS Holding Corporation prior to the Merger.

Overview

General

Our primary business is to provide Merchant Acquiring services to merchants throughout the United States. Merchant Acquiring services involves providing end-to-end electronic payment processing services to merchants by facilitating the exchange of information and funds between them and cardholders’ financial institutions. To accomplish this, we undertake, or facilitate with third parties, merchant set-up and training, transaction authorization, settlement, merchant funding, merchant assistance and support, and risk management. We also provide integrated payment solutions utilizing our proprietary payment gateway. Our card-accepting customers are primarily SMB merchants.

We also provide services to Enterprise customers that primarily utilize sophisticated ERP systems to manage their businesses. These services are primarily ERP integration services utilizing our secure hosted payment gateway, and also include secure, P2PE payment terminals and acceptance devices. We also provide Merchant Acquiring services to certain of our Enterprise customers.

How We Assess the Performance of Our Business

Merchant Acquiring Services

We use bankcard volume, number of active SMB merchants and same store sales to measure the performance of our Merchant Acquiring services.

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Our total bankcard volume for the three months ended September 30, 2016 and 2015 was $5.8 billion and $4.4 billion, respectively, representing a period to period growth rate of 33.9%. Our total bankcard volume for the nine months ended September 30, 2016 and 2015 was $16.4 billion and $12.3 billion, respectively, representing a period to period growth rate of 33.2%.

An active SMB merchant is a merchant that has processed transactions in the relevant period. The number of our active SMB merchants located across the United States was 51,699 at September 30, 2016, compared to 48,400 at December 31, 2015 and 40,825 at September 30, 2015, representing growth rates of 6.8% and 26.6%, respectively, over the periods. Bankcard volume reflects the addition of new merchants and same store sales of existing merchants, partially offset by merchants who attrited during the period. We grow the number of active SMB merchants through various distribution channels, which include independent sales organizations, integrated software vendors and our direct sales staff. We also grow the number of active SMB merchants through acquisitions of complementary businesses. In connection with our acquisition of Vanco Payment Solutions, Inc. (“Vanco”) in the fourth quarter of 2015, we added approximately 6,400 of our active SMB merchants.

Our Merchant Acquiring revenue is recurring in nature, as we typically enter into five-year service contracts with our merchants. Our Merchant Acquiring revenue is generated primarily from payment processing fees, which are a combination of a fee equal to a percentage of the dollar amount of each transaction we process plus a flat fee per transaction. We make mandatory payments of interchange fees to the card issuer through the card networks and pay dues, assessments and other network fees to Visa, MasterCard, American Express and Discover. Our Merchant Acquiring revenue is largely driven by the Visa and MasterCard volume processed by our merchants. We also realize card processing revenues from processing transactions for our merchants accepting American Express and from processing Discover transactions.

Enterprise Services

Revenues from our Enterprise services are largely driven by recurring fees charged for ERP integration and hosting services, and recurring P2PE device fees. For the three months ended September 30, 2016 and 2015, revenue includes $1.3 million and $895 thousand, respectively, of revenue related to Enterprise services. For the nine months ended September 30, 2016 and 2015, revenue includes $3.6 million and $2.5 million, respectively, of revenue related to Enterprise services.

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Subsequent Events

On October 28, 2016, our stockholders approved an amendment and restatement of the CardConnect Corp. 2016 Omnibus Equity Compensation Plan (the “2016 Plan”) that authorized an additional 1,000,000 shares of common stock for issuance under the 2016 Plan. The amendment and restatement of the 2016 Plan increased the total shares authorized for issuance from 3,796,296 shares to 4,796,296 shares.

On November 2, 2016, we entered into Amendment No. 1 to our First Lien Facility (as defined below) and Amendment No. 1 to our Second Lien Facility (as defined below). These amendments permit us to repurchase up to $2.5 million of our outstanding warrants on the terms set forth in such amendments.

On November 2, 2016, the Company received a notice from the staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Staff has determined that the Company has not complied with Nasdaq Listing Rules 5405(a)(3) and 5410(d) (the “Minimum Holder Requirements”), which require that the Company have at least 400 round lot holders of each of its common stock and warrants, respectively, to maintain the listing of such securities on the NASDAQ Capital Market (the “Capital Market”). The Company previously submitted to Nasdaq a report of round lot shareholders as of a record date of October 5, 2016, prepared by Morrow & Co. LLC. Nasdaq verbally informed the Company that the report, when adjusted, indicated that the Company had 378 round lot shareholders. The Company requested a hearing to appeal the Staff’s determination. The Company’s securities will continue to be listed on the Capital Market pending the completion of the hearing process. The Company expects to assess and implement initiatives to expand its investor base and to regain compliance with the Minimum Holder Requirements with respect to its common stock prior to any hearing granted by the Staff.

Recent Developments

Business Combination. On the Closing Date, we consummated the Merger and the other transactions contemplated by the Merger Agreement. In connection with the Merger, FinTech paid cash consideration of approximately $179 million (including approximately $2 million of “Excess Cash” as defined in the Merger Agreement), and issued 15,162,470 shares of common stock and options to purchase 3,463,950 shares of common stock. The cash portion of the consideration was funded by a combination of cash held in trust by FinTech, borrowings under a new $100 million first lien secured credit facility and a $40 million second lien secured credit facility, and the proceeds of private placements of preferred and common stock completed immediately prior to the Merger (See “Equity Issuances”). We also redeemed 1,119,051 shares of our common stock in connection with the Merger pursuant to the terms of our amended and restated certificate of incorporation (See “—Common Stock Repurchase”). Immediately following the Merger, there were 1,500,000 shares of Series A Preferred Stock outstanding, 28,751,331 shares of common stock outstanding, outstanding warrants to purchase 10,300,000 shares of common stock and outstanding options to purchase 6,854,429 shares of common stock.

Credit Facilities. In connection with the Merger, on the Closing Date FTS repaid the outstanding balance of approximately $58.0 million under its then existing revolving credit facility and terminated the facility.

In connection with the Merger, on the Closing Date we, through Merger Sub, entered into a credit agreement with BMO Harris Bank N.A. (“BMO”), acting as administrative agent for a group of lenders, for a first lien credit facility (the “First Lien Facility”) consisting of a $100 million first lien term loan facility and a $30 million first lien revolving credit facility, and entered into a second lien credit agreement Babson Capital Finance LLC, also acting as administrative agent for a group of lenders, for a $40 million second lien term loan facility (the “Second Lien Facility”). See “Liquidity and Capital Resources—Credit Facilities” for additional information.

Series A Preferred Stock Offering. In connection with the partial financing of the Merger, on the Closing Date we issued 1,500,000 shares of newly created Series A Preferred Stock (the “Preferred Stock”) and 480,544 shares of common stock to Falcon Strategic Partners V, LP (“Series A Purchaser”) in a private placement transaction (the “Series A Preferred Stock Offering”) exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated by the SEC. The aggregate purchase price for such shares of preferred and common stock issued to the Series A Purchaser was $37.5 million. See “Equity Issuances” for additional information.

Common Stock Offering. In connection with the partial financial of the Merger, on the Closing Date we issued an aggregate of 467,647 shares of common stock (the “PIPE Shares”) to certain stockholders of FTS and an affiliate of Betsy Cohen, a director of the Company (collectively, the “PIPE Investors”), in a private placement transaction (the “PIPE Transaction”) exempt from registration under Section 4(a)(2) of the Securities Act. Of the PIPE Shares sold in the PIPE Transaction, 350,000 shares were sold at a purchase price of $10.00 per share, and the remaining 117,647 shares, which were sold to the affiliate of Mrs. Cohen, were sold at a purchase price of $10.20 per share, the most recent closing bid price of our common stock, as required by applicable NASDAQ Listing Rules. The closing of the PIPE Transaction occurred immediately prior to the closing of the Merger. See “Equity Issuances” for additional information.

Common Stock Repurchase. In connection with the Merger, on the Closing Date we redeemed 1,119,051 shares of common stock at a redemption price of $10.01 per share pursuant to the terms of our amended and restated certificate of incorporation, resulting in a total payment to redeeming stockholders of approximately $11,201,701.

CardConnect Corp. 2016 Omnibus Equity Compensation Plan. In connection with the Merger, on the Closing Date our stockholders approved the 2016 Plan. Also in connection with the Merger, on the Closing Date we issued 26,388 shares of restricted stock and options to purchase 3,390,479 shares of common stock under the 2016 Plan, and on August 9, 2016, we issued options to purchase 379,429 shares of common stock under the 2016 Plan. As of September 30, 2016, there were 3,796,296 shares authorized for issuance under the 2016 Plan and no shares available for issuance.

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Acquisitions

On October 31, 2015, FTS purchased certain assets and assumed certain liabilities of Vanco, a provider of card-based payment processing services, for cash of $24.0 million. The purchase was funded primarily with borrowings under FTS’s $65.0 million prior revolving credit facility. The asset purchase added over 8,000 merchants to our business.

The results of operations of this acquired business have been included in our financial statements since the acquisition date.

Components of Revenues and Expenses

Revenues

Revenue. Revenue consists of card processing fees charged to merchants for card-based processing services. We charge merchants various rates for our services, which depend upon various factors including the type of bankcard, card brand, the merchant’s charge volume, the merchant’s industry and the merchant’s risk profile. Fees principally consist of bankcard volume and transaction fees, which are a percentage of the dollar amount of each credit or debit transaction and fixed transaction fees. We also generate card processing revenues by charging merchants a variety of service fees, including fees for monthly minimum charge volume requirements, statement fees, annual fees, and fees for other miscellaneous services, including handling chargebacks. We also generate revenues by selling our technology solutions, which include hardware and software products, maintenance, and professional installation and training services.

Expenses

Cost of services. Cost of services consists of interchange and pass-through and other cost of services. Interchange and pass-through consists of interchange fees, dues and assessment, debit network fees and other pass-through costs. We expect interchange and pass-through to increase proportionately as a percentage of revenue. Other cost of services consists of commissions to our distribution partners and internal sales staff and other third-party processing costs attributable to payment processing and related services to merchants. Cost of services also includes merchant supplies and service expenses.

General and administrative. General and administrative expenses include salaries and other employment costs, professional services, rent and utilities and other operating costs.

Stock-based compensation. Stock-based compensation reflects the amortization of the estimated fair value of share-based awards. We recognize stock-based compensation as an expense on a straight-line basis over the requisite service period, which is generally the vesting period.

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Depreciation and amortization of intangibles. Depreciation expense consists of depreciation on our investments in property, equipment and computer hardware and software, and our amortization of acquired intangible assets and internally developed software. Depreciation expense is recognized on a straight-line basis over the estimated useful life of the asset. Amortization expense for acquired intangible assets is recognized using a proportional cash flow method. Amortization expense for internally developed software is recognized over the estimated useful life of the asset.

Interest expense, net. For the three and nine months ended September 30, 2015, our interest expense consists of interest on our outstanding indebtedness under our 2012 revolving credit facility. For the three and nine months ended September 30, 2016, our interest expense consists of interest on our outstanding indebtedness under our 2012 revolving credit facility and our 2016 First Lien Facility and 2016 Second Lien Facility.

Factors Affecting Our Business and Results of Operations

A number of factors impact our business, result of operations and financial condition including:

●	the amount and mix of volume being processed;

●	the demand for our products and services;

●	our ability to attract and retain distribution partners and merchants on reasonable terms;

●	our ability to attract and obtain Enterprise customers;

●	our ability to capitalize on recent acquisitions and identify and complete future acquisitions;

●	general economic conditions and consumer spending trends;

●	the emergence of new technologies and payment types;

●	selling, general and administrative expenses relating to compliance with regulations and requirements related to public companies; and

●	interest expense.

Increases in payment network fees and other related costs have not historically had a material effect on the growth of our business or results of our operations as such costs are generally passed through to our merchants.

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Results of Operations

Three Months Ended September 30, 2016 Compared to Three Months Ended September 30, 2015

The following table shows certain data from the statements of operations for the periods indicated:

	Three Months Ended September 30,		Change
	2016	2015	Amount	%
(dollars in thousands)
Revenue	$154,031	$117,861	$36,171	30.7%

Cost of services (exclusive of depreciation and amortization shown separately below)
Interchange and pass-through	112,949	86,785	26,164	30.1%
Other cost of services	23,428	18,661	4,768	25.5%
Total cost of services	136,378	105,446	30,932	29.3%

General and administrative	28,283	5,829	22,455	385.2%
Stock-based compensation	2,940	462	2,478	536.9%
Depreciation	445	293	151	51.6%
Amortization of intangibles	5,291	5,055	236	4.7%
Total expenses	173,337	117,085	56,252	48.0%
(Loss) income from operations	(19,305)	776	(20,081)	(2,587.9%)

Other expense:
Interest expense, net	(1,765)	(274)	(1,491)	543.9%
Other, net	(239)	(20)	(219)	1,086.8%
Total other expense	(2,004)	(294)	(1,710)	580.9%

(Loss) income before income tax provision	(21,309)	482	(21,791)	(4,523.8%)
Provision for income taxes	(772)	(315)	(457)	(144.9%)
Net (loss) income	$(22,081)	$166	$(22,248)	(13,374.3%)

Revenue

Revenue increased $36.2 million, or 30.7%, from $117.9 million for the three months ended September 30, 2015 to $154.0 million for the three months ended September 30, 2016. This increase was driven by merchant growth and increased bankcard volume of $1.5 billion, or 33.9%. The growth in bankcard volume consisted of bankcard volume from new merchants and same store sales of existing merchants, partially offset by merchants who attrited during the same period. See “—Overview” and “—How We Assess the Performance of Our Business.”

Cost of Services

Cost of services increased $30.9 million, or 29.3%, from $105.4 million for the three months ended September 30, 2015 to $136.4 million in for the three months ended September 30, 2016. This increase was driven by increased interchange and pass-through and increased other cost of services. Interchange and pass-through increased $26.2 million, or 30.1%, from $86.8 million for the three months ended September 30, 2015 to $112.9 million for the three months ended September 30, 2016. This increase was driven by increased bankcard volume as discussed above. Other cost of services increased $4.8 million, or 25.5%, from $18.7 million for the three months ended September 30, 2015 to $23.4 million in for the three months ended September 30, 2016. This increase was driven by merchant growth and increased bankcard volume, resulting in increased commission expense to be paid to our distribution partners and direct sales staff of $4.1 million, an increase in third-party processing costs of $919 thousand and an increase in merchant losses of $220 thousand. The increases in other cost of services were partially offset by a decrease in the cost of equipment sales of $614 thousand.

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General and Administrative Expenses

General and administrative expenses increased $22.5 million, or 385.2%, from $5.8 million for the three months ended September 30, 2015 to $28.3 million for the three months ended September 30, 2016. This increase was driven by Merger related costs of $20.8 million, primarily advisory fees of $10.5 million, compensation cost of $7.8 million and legal costs of $2.3 million. The increase also reflects an increase in employment costs of $1.4 million due to an increase in headcount.

Stock-based Compensation

Stock-based compensation increased $2.5 million, or 536.9%, from $462 thousand for the three months ended September 30, 2015 to $2.9 million for the three months ended September 30, 2016. This increase was driven by $1.9 million of additional expense recognized due to the accelerated vesting of all outstanding FTS stock options in connection with the Merger and compensation expense recognized for stock options granted under the 2016 Plan of $734 thousand, partially offset by 2011 and 2012 grants that became fully vested in 2015 and 2016 of $255 thousand.

Depreciation and Amortization

Depreciation and amortization increased $388 thousand, or 7.2%, from $5.3 million for the three months ended September 30, 2015 to $5.7 million for the three months ended September 30, 2016. This increase was driven by amortization of intangible assets acquired in the Vanco acquisition of $797 thousand and depreciation of fixed assets placed into service of $201 thousand. These increases were partially offset by a decrease in acquisition related intangibles, excluding Vanco, of $489 thousand and a decrease in amortization of residual buyouts of $75 thousand.

Provision for Income Taxes

The provision for income taxes increased $457 thousand, or 144.9%, from $315 thousand for the three months ended September 30, 2015 to $772 thousand for the three months ended September 30, 2016. The effective tax rates were (3.6)% and 65.5% for the three months ended September 30, 2016 and 2015, respectively. The effective rate for the three months ended September 30, 2016 differs from the federal statutory rate due to the expected increase of the valuation allowance against our deferred tax assets and the impact of indefinitely-lived intangible assets, which increased the Company’s effective tax rate by 37.2% and 6.0%, respectively, partially offset by a state tax benefit, which decreased the Company’s effective tax rate by 2.3%. The effective rate for the three months ended September 30, 2015 differs from the federal statutory rate due to an expected increase in the valuation allowance against our deferred tax assets and state taxes, which increased the Company’s effective tax rate by 16.7% and 2.5%, respectively.

Nine Months Ended September 30, 2016 Compared to Nine Months Ended September 30, 2015

The following table shows certain data from the statements of operations for the periods indicated:

	Nine Months Ended September 30,		Change
	2016	2015	Amount	%
(dollars in thousands)
Revenue	$432,485	$331,106	$101,379	30.6%

Cost of services (exclusive of depreciation and amortization shown separately below)
Interchange and pass-through	317,552	243,400	74,152	30.5%
Other cost of services	67,251	51,268	15,983	31.2%
Total cost of services	384,803	294,668	90,135	30.6%

General and administrative	41,788	16,502	25,286	153.2%
Stock-based compensation	3,788	1,385	2,404	173.6%
Depreciation	1,298	883	415	47.1%
Amortization of intangibles	15,387	14,448	939	6.5%
Total expenses	447,065	327,886	119,180	36.3%
(Loss) income from operations	(14,581)	3,220	(17,800)	(552.8)%

Other expense:
Interest expense, net	(2,637)	(844)	(1793)	212.3%
Other, net	(406)	(173)	(232)	134.1%
Total other expense	(3,043)	(1,018)	(2,025)	199.0%

(Loss) income before income tax provision	(17,623)	2,202	(19,825)	(900.2)%
Provision for income taxes	(1,064)	(1,315)	250	(19.1)%)
Net (loss) income	$(18,688)	$887	$(19,575)	(2,205.7)%

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Revenue

Revenue increased $101.4 million, or 30.6%, from $331.1 million for the nine months ended September 30, 2015 to $432.5 million for the nine months ended September 30, 2016. This increase was driven by merchant growth and increased bankcard volume of $4.1 billion, or 33.2%. The growth in bankcard volume consisted of bankcard volume from new merchants and same store sales of existing merchants, partially offset by merchants who attrited during the same period. See “—Overview” and “—How We Assess the Performance of Our Business.”

Cost of Services

Cost of services increased $90.1 million, or 30.6%, from $294.7 million for the nine months ended September 30, 2015 to $384.8 million in for the nine months ended September 30, 2016. This increase was driven by increased interchange and pass-through and increased other cost of services. Interchange and pass-through increased $74.2 million, or 30.5%, from $243.4 million for the nine months ended September 30, 2015 to $317.6 million for the nine months ended September 30, 2016. This increase was driven by increased bankcard volume as discussed above. Other cost of services increased $16.0 million, or 31.2%, from $51.3 million for the nine months ended September 30, 2015 to $67.3 million in for the nine months ended September 30, 2016. This increase was driven by merchant growth and increased bankcard volume, resulting in increased commission expense to be paid to our distribution partners and direct sales staff of $10.7 million, an increase in third-party processing costs of $3.0 million, an increase in the cost of equipment sales of $1.2 million and an increase in merchant losses of $678 thousand.

General and Administrative Expenses

General and administrative expenses increased $25.3 million, or 153.2%, from $16.5 million for the nine months ended September 30, 2015 to $41.8 million for the nine months ended September 30, 2016. This increase was driven by Merger related costs of $20.8 million, primarily advisory fees of $10.5 million, compensation cost of $7.8 million and legal costs of $2.3 million. The increase also reflects an increase in employment costs of $3.6 million due to an increase in headcount.

Stock-based Compensation

Stock-based compensation increased $2.4 million, or 173.6%, from $1.4 million for the nine months ended September 30, 2015 to $3.8 million for the nine months ended September 30, 2016. This increase was driven by $1.9 million of additional expense recognized due to the accelerated vesting of all outstanding FTS stock options in connection with the Merger, compensation expense recognized for stock options granted under the 2016 Plan of $734 thousand and compensation expense recognized for stock options granted in the fourth quarter of 2015 of $291 thousand, partially offset by 2011 and 2012 grants that became fully vested in 2015 and 2016 of $469 thousand.

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Depreciation and Amortization

Depreciation and amortization increased $1.4 million, or 8.8%, from $15.3 million for the nine months ended September 30, 2015 to $16.7 million for the nine months ended September 30, 2016. This increase was driven by amortization of intangible assets acquired in the Vanco acquisition of $2.4 million and depreciation of fixed assets placed into service of $524 thousand. These increases were partially offset by a decrease in acquisition related intangibles, excluding Vanco, of $1.4 million.

Provision for Income Taxes

The provision for income taxes decreased $250 thousand, or 19.1%, from $1.3 million for the nine months ended September 30, 2015 to $ 1.1 million for the nine months ended September 30, 2016. The effective tax rates were (6.0)% and 59.7% for the nine months ended September 30, 2016 and 2015, respectively. The effective rate for the nine months ended September 30, 2016 differs from the federal statutory rate due to the expected increase of the valuation allowance against our deferred tax assets and the impact of indefinitely-lived intangible assets, which increased the Company’s effective tax rate by 37.2% and 6.0%, respectively, partially offset by a state tax benefit, which decreased the Company’s effective tax rate by 2.3%. The effective rate for the nine months ended September 30, 2015 differs from the federal statutory rate due to an expected increase in the valuation allowance against our deferred tax assets and state taxes, which increased the Company’s effective tax rate by 16.7% and 2.5%, respectively.

Seasonality

We have experienced in the past, and expect to continue to experience, seasonal fluctuations in our revenues as a result of consumer spending patterns and recognition of non-transaction based fees. Historically, our revenues have been strongest in our third and fourth quarters, and weakest in our first quarter. Some variability results from seasonal retail events and the number of business days in a month or quarter. Operating expenses do not typically fluctuate seasonally.

Liquidity and Capital Resources

General

Liquidity and capital resource management is a process focused on providing the funding we need to meet our short and long-term cash and working capital needs. We have used our funding sources to build our merchant portfolio, our technology solutions, and to make acquisitions with the expectation that these investments will generate cash flows sufficient to cover our working capital needs and other anticipated needs for capital.

Our principal uses of cash are to pay commissions to our distribution partners and internal sales staff, residual buyouts and distribution partner advances, operating expenses, income taxes and interest expense, invest in our technology infrastructure and fund acquisitions.

Our working capital, defined as current assets less current liabilities, was positive by $16.4 million and $8.1 million at September 30, 2016 and December 31, 2015, respectively. The increase in working capital was primarily due to net proceeds received in connection with the Merger of $5.2 million. At September 30, 2016, we had cash and cash equivalents totaling $9.6 million compared to $3.6 million at December 31, 2015. Cash and cash equivalents do not include restricted cash, which reflects $6.8 million restricted for dividends on our preferred stock at September 30, 2016 and amounts due to merchants for processing-related cash in transit and collateral of $1.9 million and $1.6 million at September 30, 2016 and December 31, 2015, respectively.

Our long-term debt at September 30, 2016 represents the outstanding balances under our First Lien Facility and Second Lien facility. The balance at December 31, 2015 represents the outstanding balance under our prior 2012 revolving credit facility. Historically, we have used borrowings under our credit facilities to fund acquisitions and for general corporate purposes. In addition to borrowings under our credit facilities, we fund our cash needs primarily with cash flows from our operating activities. We believe that our current cash balance, cash generated from operations and borrowing capacity will provide sufficient liquidity to meet our anticipated needs for operating capital for at least the next twelve months.  However, we are subject to business, operational and other risks that could adversely affect our cash flow. We may supplement our cash generation with proceeds from financing activities, including borrowings under our credit facilities and other borrowings, the issuance of debt or additional equity, the sale of assets and other transactions.

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Cash Flows

The following tables reflect the changes in cash flows for the comparative periods.

	Nine Months Ended September 30,
	2016	2015
(dollars in thousands)
Net cash provided by (used in):
Operating activities	$(44)	$18,886
Investing activities	(9,413)	(11,363)
Financing activities	15,506	(4,175)
Net change in cash and cash equivalents	$6,050	$3,348

Cash Flow (Used In) Provided By Operating Activities.

We reported net cash used in operating activities of $44 thousand for the nine months ended September 30, 2016, compared to net cash provided by operating activities of $18.9 million for the nine months ended September 30, 2015.

Cash used in operating activities for the nine months ended September 30, 2016 reflects net loss as adjusted for non-cash operating items including depreciation and amortization and stock-based compensation. Additionally, the net cash used for the nine months ended September 30, 2016 reflects increases in accounts receivable of $4.3 million, other assets of $1.3 million and prepaid expenses of $718 thousand. These uses of cash were partially offset by decreases in deferred revenue of $1.6 million, residuals payable of $749 thousand, prepaid income taxes of $694 thousand and processing liabilities of $612 thousand.

Cash provided by operating activities for the nine months ended September 30, 2015 reflects net income as adjusted for non-cash operating items including depreciation and amortization and stock-based compensation. Additionally, the net cash provided for the nine months ended September 30, 2015 reflects a decrease in prepaid income taxes of $1.2 million and increases in deferred revenue of $713 thousand and accounts payable of $580 thousand. These sources of cash were partially offset by increases in other current assets of $274 thousand, accounts receivable of $236 thousand, and prepaid expenses of $219 thousand, and a decrease in accrued expenses of $548 thousand.

Cash Flow Used In Investing Activities.

Net cash used in investing activities was $9.4 million for the nine months ended September 30, 2016 and $11.4 million for the nine months ended September 30, 2015.

Cash flows used in investing activities for the nine months ended September 30, 2016 reflects funding of residual buyouts of $9.5 million, additions to our internally developed software of $2.4 million and property and equipment and leasehold improvements of $1.2 million.

Cash flows used in investing activities for the nine months ended September 30, 2015 reflects funding of residual buyouts of $6.7 million, additions to our internally developed software of $2.1 million and purchases of property and equipment and leasehold improvements of $1.9 million.

Cash Flow Provided By (Used In) Financing Activities.

Net cash provided by financing activities was $15.5 million for the nine months ended September 30, 2016, compared to net cash used in financing activities of $4.2 million for the nine months ended September 30, 2015.

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Cash flows provided by financing activities for the nine months ended September 30, 2016 reflects proceeds from borrowings under the Company’s First Lien and Second Lien Facilities of $140.0 million, net of debt issuance costs of $6.0 million, proceeds from the issuance of common stock of $88.8 million, proceeds from the issuance of Series A preferred stock of $37.5 million, net of fees of $570 thousand, and proceeds from the private placement of common stock of $4.7 million, net of fees of $299 thousand. These sources of cash were partially offset by payments to holders of FTS and FinTech common stock of $179.4 million and payments under our credit facilities of $62.0 million.

Cash flows used in financing activities for the nine months ended September 30, 2015 reflects pre-payments under our revolving credit facility of $7.0 million, payment of contingent consideration of $3.7 million in connection with prior acquisitions and the purchase of treasury stock of $2.7 million from our then non-executive chairman. These uses of cash were partially offset by borrowings under our revolving credit facility of $9.2 million.

Credit Facilities

On the Closing Date, in connection with the consummation of the Merger, FTS repaid and terminated its 2012 revolving credit facility (see “Recent Events—Credit Facilities”) and we, through Merger Sub, entered into the First Lien Facility and Second Lien Facility. Each facility is guaranteed by us and our two indirect wholly-owned subsidiaries, CardConnect, LLC and Princeton Payment Solutions, LLC, and secured by a pledge of all our assets and all assets of our subsidiaries.

First Lien Facility

The First Lien Facility consists of the following:

●	a $30 million senior secured first lien revolving credit facility, with a $10 million sublimit for issuance of standby letters of credit and a $5 million sublimit for swing line loans; and

●	a $100 million senior secured first lien term credit facility.

We may increase the First Lien Facility by up to $35 million (less amounts obtained from the related expansion feature under the Second Lien Facility), subject to customary restrictions and conditions, including compliance with specified leverage ratios (as described below).

The First Lien Facility matures on July 29, 2021 and bears interest at rates based either on the three-month London Interbank Offered Rate, or LIBOR, plus a margin of between 2.00% and 3.50%, or, at our option, BMO’s base rate plus a margin of between 1.00% and 2.50%, with the margin in each case depending upon consolidated total net leverage ratios (described below). The term loan portion of the First Lien Facility will amortize $1.25 million per quarter beginning with the quarter ending December 31, 2016 through the quarter ending September 30, 2018; thereafter $1.875 million per quarter through the quarter ending September 30, 2020; and finally $2.5 million per quarter through the quarter ending June 30, 2021.

We may prepay the First Lien Facility, without premium. The First Lien Facility requires mandatory prepayments, without premium, in the following amounts:

●	100% of the net cash proceeds of (i) sales of assets not in the ordinary course of business, (ii) sales of debt securities, and (iii) casualty or condemnation events (subject to specified thresholds and exceptions, including permitted reinvestment periods); and

●	75% of “Excess Cash Flow,” as defined in the first lien credit agreement, with a reduction to 50% if the total net leverage ratio for the fiscal year is 3.00 to 1.00, and a reduction to 25% if such ratio is 2.50 to 1.00.

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The first lien credit agreement contains covenants that are usual and customary for loans of this type, including affirmative and operational covenants and restrictive covenants regarding, among other matters, incurrence of debt, incurrence of liens, investments (including an aggregate cumulative limit of $100 million plus the “available amount” (generally, the proceeds of equity raised plus the balance available above the “Excess Cash Flow” used for prepayments, less amounts used as otherwise permitted by the First Lien Facility, including other acquisitions, dividends and debt repayments) on acquisitions in excess of $10 million during the term of the First Lien Facility), mergers, dispositions and specified uses of cash (including payment of dividends and distributions). The first lien credit agreement also contains covenants requiring that we maintain:

●	a minimum fixed charge coverage ratio of 1.25 to 1.00;

●	a maximum first lien leverage ratio of 3.50 to 1.00, reducing periodically until the ratio becomes 2.50 to 1.00 for quarters following June 30, 2018; and

●	a maximum total net leverage ratio of 4.75 to 1.00, reducing periodically until the ratio becomes to 3.50 to 1.00 for quarters after June 30, 2019.

We were in compliance with these covenants as of September 30, 2016.

In general, the “fixed charge coverage ratio” is defined as the ratio of EBITDA (less unfinanced capital expenditures, cash taxes and restricted payments, as defined) to the sum of scheduled debt principal payments over the most recently ended four quarters; the “first lien leverage ratio” is defined as the ratio of senior secured debt (net of unrestricted cash not to exceed $5.0 million) to EBITDA for the four fiscal quarter period most recently ended; and the “total leverage ratio” is defined as the ratio of consolidated indebtedness (net of unrestricted cash not to exceed $5.0 million) to EBITDA for the four fiscal quarter period most recently ended, with EBITDA to be determined on a pro forma basis.

As of September 30, 2016, we had $138.0 million outstanding under the First Lien Facility and the weighted average interest rate on outstanding borrowings under this facility was 4.02%.

Second Lien Credit Facility

The Second Lien Facility consists of a $40 million senior secured second lien term loan which has a $35 million expansion feature similar to, and coordinated with, the expansion feature of the First Lien Facility such that the maximum aggregate expansion for both such financings cannot exceed $35 million. The Second Lien Facility matures on July 29, 2022 and bears interest at LIBOR plus 9.50% (with a LIBOR floor of 1.00%) or, at our option, the base rate (generally, the Wall Street Journal “prime rate”) plus 8.50% (with a base rate floor of 2.00%). The Second Lien Facility does not amortize and may not be prepaid prior to the payment in full of the First Lien Facility, notwithstanding the foregoing, we are permitted to make payments under the Second Lien Facility out of the “available amount” (as defined under the First Lien Facility). If voluntary prepayments (in addition to those allowed to be made from the available amount) become permitted (following payment of the First Lien Facility in full), there will be a prepayment fee of 2% of the outstanding loan amount during the first loan year, 1% of the outstanding loan amount in the second loan year and no prepayment fee thereafter. Mandatory prepayments are the same as under the First Lien Facility but are conditioned on the prior repayment in full of the First Lien Facility. The representations and covenants in the Second Lien Facility are the same as those for the First Lien Facility, modified to reflect the second lien status of the Second Lien Facility, except that the minimum fixed charge coverage ratio is 1.00 to 1.00, the maximum total leverage ratio is 5.50 to 1.50, reducing periodically until it becomes 4.25 to 1.00 for quarters subsequent to June 30, 2019, and there is no first lien leverage ratio requirement. We were in compliance with these covenants as of September 30, 2016.

As of September 30, 2016, we had $40.0 million outstanding under the Second Lien Facility and the weighted average interest rate on outstanding borrowings under this facility was 10.50%.

Equity Issuances

Series A Preferred Stock Offering

In connection with the partial financing of the Merger, on the Closing Date we issued 1,500,000 shares of Preferred Stock and 480,544 shares of common stock (together, the “Shares”) to the Series A Purchaser pursuant to the Securities Purchase Agreement with the Series A Purchaser dated June 23, 2016. The Shares were sold to the Series A Purchaser in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC.

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The aggregate purchase price for the Shares was $37.5 million, of which $30.0 million was used to pay a portion of the cash consideration for the Merger, to repay FTS’s existing debt in connection with the Merger, to pay transaction expenses relating to the Merger and for general corporate purposes, and the remaining $7.5 million was placed in a separate restricted account for the sole purpose of funding the first two years of cash dividends on the Preferred Stock.

The Preferred Stock has an aggregate liquidation preference of $37.5 million plus all unpaid dividends. During the first two years following issuance, dividends accrue at a rate of 11.43% per annum, compounding quarterly, of which 10.0% will be payable in cash and 1.43% will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control (as defined below). Thereafter, dividends accrue at 13.40% per annum, compounding quarterly, all of which will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control (as defined below).

The Preferred Stock is redeemable, at the Series A Purchaser’s option, beginning seven years following the date of issuance (the “Mandatory Redemption Date”) at a price equal to the then aggregate liquidation preference of the outstanding Preferred Stock. We have the right (the “Optional Redemption Right”) to redeem the Preferred Stock beginning three and a half years following the date of issuance. The redemption price (the “Redemption Price”) will be 102% of the liquidation preference if the redemption occurs during the first redemption year, 101% of the liquidation preference if the redemption occurs during the second redemption year, and 100% of the liquidation value thereafter.

If on the Mandatory Redemption Date any shares of Preferred Stock remain outstanding, the dividend rate on the outstanding shares of Preferred Stock will increase by 1.0% per annum, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period thereafter. In addition, if at any time, (1) the ratio of our indebtedness (including for this purpose, the liquidation preference of the Preferred Stock) to its 12 month trailing EBITDA, on a pro forma basis, exceeds 7.7x, or (2) there is a payment or financial covenant default under the First Lien Facility (each, a “Trigger Event”), the dividend rate on the outstanding shares of Preferred Stock will increase upon the occurrence of the Trigger Event by the greater of (A) any increase in the interest rate of the Second Lien Facility or (B) 1.0%, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period. Any such additional rate increase described in the prior sentence shall remain in effect until the default or Trigger Event has been cured, resolved or waived by the applicable party.

In addition, upon certain “Changes of Control” (as defined in the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”)), if the holders of at least 66 2/3% of the outstanding shares of Preferred Stock request redemption of the Preferred Stock, we must repurchase all outstanding Preferred Stock at a price equal to the then-applicable Redemption Price, or, if the Change of Control occurs during the period when the we are not permitted to exercise its Optional Redemption Right, at a price equal to the liquidation preference of the Preferred Stock plus a “make whole” premium. The “make whole” premium is equal to the total value of the Preferred Stock dividends that would otherwise have been payable during the period prior to the commencement of our Optional Redemption Right, discounted at the rate applicable to U.S. Treasury bills or notes of similar duration plus 50 basis points, plus 2.0%.

The Preferred Stock is non-voting; however, the following actions will require the consent of 66 2/3% of the outstanding shares of Preferred Stock:

●	Changes to our certificate of incorporation or bylaws that adversely affect the powers, preferences, or rights of the Preferred Stock.

●	Issuances of additional shares of Preferred Stock or other of our equity securities senior to, or parri passu with, the Preferred Stock, or issuances of capital stock by any of our subsidiaries other than issuances to us or one of our wholly-owned subsidiaries.

●	Reclassifications, alterations or amendments to any existing security of ours that is junior to the Preferred Stock in a way that would make such security senior to, or parri passu with, the Preferred Stock.

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●	Purchases or redemptions of, or distributions on, any of our capital stock other than the Preferred Stock, and other than certain specified redemptions of our common stock.

●	Issuances of any debt security or the incurrence of indebtedness for borrowed money and capital leases, other than certain permitted indebtedness, that (a) would result in the ratio of our indebtedness to our trailing 12 month adjusted EBITDA, on a pro forma basis, exceeding 6.0x for the first 12 months following the issuance of the Preferred Stock, and exceeding 5.5x thereafter, or (b) includes terms that could prohibit us from paying the cash dividends payable on the Preferred Stock.

●	Affiliate transactions resulting in payments of more than $150,000 per year, subject to certain specified exceptions.

●	Changes in our tax status.

●	Consummation of a Change of Control pursuant to which the consideration payable to our stockholders would be allocated in a manner other than as set forth in the Certificate of Designation.

If any shares of Preferred Stock are outstanding following the Mandatory Redemption Date, or if at any time the ratio of our total indebtedness (including for these purposes the liquidation preference of the outstanding shares of Preferred Stock less any accumulated dividends on the Preferred Stock) to our trailing 12 month adjusted EBITDA, on a pro forma basis, exceeds 7.7x, then the following actions will also require the consent of 66 2/3% of the outstanding shares of Preferred Stock:

●	A sale, in one or more transactions, of in excess of 27.5% of our consolidated net assets, except pursuant to a directed sale of assets in connection with a foreclosure by the lenders under the First Lien Facility.

●	The liquidation, dissolutions or winding up of our business and affairs, a voluntary filing for bankruptcy, reorganization, insolvency or other relief from creditors, or an assignment for the benefit of creditors other than as contemplated by the definitive agreements for the First Lien Facility.

●	The issuance of equity securities below fair market value other than in an underwritten public offering or in a private placement in which at least a majority of the securities are purchased by persons or entities that are our affiliates.

Common Stock Offering

On the Closing Date, we issued and sold 467,647 shares of our common stock in the PIPE Transaction for an aggregate purchase price of $4,700,000 pursuant to securities purchase agreements, dated July 27, 2016, with the PIPE Investors. The PIPE Investors included the following persons and entities (i) FTVENTURES III, L.P., FTVENTURES III-N, L.P. and FTVENTURES III-T, L.P., each a stockholder FTS (together, the “FTV Entities”), (ii) certain other stockholders of FTS and (iii) an affiliate of Betsy Cohen, who is one of our directors. Of the shares sold in the PIPE Transaction, 350,000 shares were sold at a purchase price of $10.00 per share, and the remaining 117,647 shares, which were sold to the affiliate of Mrs. Cohen, were sold at a purchase price of $10.20 per share, the most recent closing bid price of our common stock, as required by applicable NASDAQ Listing Rules. The PIPE Shares were sold to the PIPE Investors in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act.

The closing of the PIPE Transaction occurred immediately prior to the closing of the Merger and the proceeds of the PIPE Transaction were used to pay a portion of the cash consideration for the Merger, repay FTS’s existing debt in connection with the Merger, pay transaction expenses relating to the Merger and redeem shares of our common stock in connection with the Merger pursuant to our amended and restated certificate of incorporation.

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All of the shares purchased by the PIPE Investors are subject to transfer restrictions pursuant to a letter agreement entered into in connection with the Merger (the “Letter Agreement”), which provides that (i) our stockholders party thereto will not to sell, transfer or otherwise dispose of any shares of our common stock for a period of 180 days following the consummation of the Merger, subject to certain exceptions, and (ii) certain of our stockholders waive their registration rights under the registration rights agreement they entered into in connection with FinTech’s initial public offering in February 2015.

All PIPE Shares purchased by the PIPE Investors, other than shares held by the affiliate of Betsy Cohen, are entitled to registration rights pursuant to the registration rights agreement entered into in connection with the Merger.

Contractual Obligations

The card brand networks generally allow chargebacks up to four months after the later of the date the transaction is processed or the delivery of the product or service to the cardholder. If the merchant incurring the chargeback is unable to fund the refund to the card issuing bank, we are required to do so. For the three months ended September 30, 2016 and 2015, we experienced merchant losses of $546 thousand and $326 thousand, respectively, or 0.9 basis points and 0.7 basis points, respectively, on total bankcard dollar volumes processed of $5.8 billion and $4.4 billion, respectively. For the nine months ended September 30, 2016 and 2015, we experienced merchant losses of $1.8 million and $1.1 million, respectively, or 1.1 basis points and 0.9 basis points, respectively, on total bankcard dollar volumes processed of $16.4 billion and $12.3 billion, respectively. These losses are included in cost of services in our consolidated statements of operations.

The following table sets forth our contractual obligations and commitments for the periods indicated as of September 30, 2016.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 to 3 years	3 to 5 Years	More than 5 years
(dollars in thousands)
Processing minimums(a)	$15,375	$9,755	$2,570	$3,050	$—
Facility leases	12,326	452	3,507	3,268	5,099
First Lien Facility	98,000	3,000	12,500	82,500	—
Second Lien Facility	40,000	—	—	—	40,000
Interest on long-term debt (b)	51,085	8,264	15,932	14,289	12,600
Preferred Stock dividends	6,833	3,750	3,083	—	—
	$223,619	$25,221	$37,592	$103,107	$57,699

(a)	We have agreements with our third-party processors to provide to us, on a non-exclusive basis, payment processing and transmittal, transaction authorization and data capture services, and access to various reporting tools. Our agreements with third-party processors require us to submit a minimum annual number of transactions or volume for processing. If we submit a number of transactions or volume that is lower than the minimum, we are required to pay the third-party processors the fees that they would have received if we had submitted the required minimum number or volume of transactions.

(b)	Interest on long-term debt includes monthly and quarterly interest on First Lien Facility and Second Lien Facility at interest rates of 4.02% and 10.50%, respectively, and a 0.50% unused commitment fee on the unused balance of the first lien revolving credit facility.

Unrecognized Tax Benefits.

At September 30, 2016, we had gross tax-effected unrecognized tax benefits of $222 thousand. As of September 30, 2016, we were unable to make reasonably reliable estimates of the period of cash settlement with the respective taxing authority, therefore the unrecognized tax benefits have been excluded from the above contractual obligations table.

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Off-Balance Sheet Arrangements

We have not entered into any transactions with third parties or unconsolidated entities whereby we have financial guarantees, subordinated retained interest, derivative instruments, or other contingent arrangements that expose us to material continuing risks, contingent liabilities or other obligations other than for chargebacks.

Critical Accounting Policies and Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We believe that such estimates have been based on reasonable and supportable assumptions and the resulting estimates are reasonable for use in the preparation of the consolidated financial statements. Actual results could differ from these estimates. Our significant estimates include estimates for impairment of goodwill, intangible assets, fair value of deliverables in multiple element arrangements, stock-based compensation and income tax valuation allowances.

Accounting policies are an integral part of our financial statements. A thorough understanding of these accounting policies is essential when reviewing our reported results of operations and our financial position. Management believes that the critical accounting policies and estimates involve the most difficult management judgments due to the sensitivity of the methods and assumptions used. For a description of our critical accounting policies, refer to “Summary of Critical Accounting Policies” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form S-1 filed with the SEC on August 25, 2016. There have been no material changes in any of our critical accounting policies during the nine-month period ended September 30, 2016, and we adopted the following policy for our Series A Preferred Stock.

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Preferred Stock

We classify our Series A Preferred Stock, issued in connection with the Merger, on our consolidated balance sheets using the guidance in ASC 480-10-S99. The Series A Preferred Stock contains certain provisions that allow the holder to redeem the preferred stock for cash beginning seven years following the date of issuance or if certain events occur, such as a change in control. As redemption under these circumstances is not solely within our control, we have classified the Series A Preferred Stock as temporary equity.

Recent Accounting Pronouncements

See Note 2 to our consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for a description of recent accounting pronouncements and their impact on us.

Effects of Inflation

While inflation may impact our revenues and cost of services, we believe the effects of inflation, if any, on our results of operations and financial condition have not been significant. However, there can be no assurance that our results of operations and financial condition will not be materially impacted by inflation in the future.

Qualitative and Quantitative Disclosure about Market Risk

Interest rate risk

Our credit facilities bear interest at a variable rate based on LIBOR plus a fixed margin. As of September 30, 2016, we had $138.0 million in outstanding borrowings under our credit facilities. A hypothetical 1% increase or decrease in the interest rate on our indebtedness as of September 30, 2016 would have increased or decreased cash interest expense on our indebtedness by approximately $1.4 million per annum.

Foreign exchange risk

Invoices for our services are denominated in U.S. dollars. We do not expect our future operating results to be significantly affected by foreign currency transaction risk.

Item 4. Controls and Procedures

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures

Our management establishes and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) to ensure that the information we disclose under the Securities Exchange Act of 1934 is properly and timely reported. We provide this information to our chief executive and chief financial officers as appropriate to allow for timely decisions.

Our controls and procedures are based on assumptions. Additionally, even effective controls and procedures only provide reasonable assurance of achieving their objectives. Accordingly, we cannot guarantee that our controls and procedures will succeed or be adhered to in all circumstances.

We have evaluated our disclosure controls and procedures with the participation, and under the supervision, of our management, including our chief executive and chief financial officers. Based on this evaluation, our chief executive and chief financial officers have concluded that our disclosure controls and procedures were effective as of the end of the period covered by this report.

Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) occurred during the period covered by this report that has affected or is reasonably likely to affect materially our internal control over financial reporting.

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PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are party to various routine legal proceedings arising out of the ordinary course of our business. Management believes that as of September 30, 2016, none of these actions, individually or in the aggregate, will have a material adverse effect on our financial condition or results of operations.

Item 1A. Risk Factors

In addition to the information set forth below, see “Risk Factors—Risks Relating to CardConnect’s Business” beginning on page 25 of the Prospectus, which is incorporated herein by reference.

Risk Relating to Indebtedness

We have a substantial amount of indebtedness, which may limit our operating flexibility and could adversely affect its results of operations and financial condition.

As of September 30, 2016, we had total indebtedness of $138.0 million, consisting of amounts outstanding under the First Lien Facility and the Second Lien Facility entered into in connection with the Merger.

Our indebtedness may have important consequences to our investors, including, but not limited to:

●	increasing our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;

●	requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the competitive environment; and

●	limiting our ability to borrow additional funds and increasing the cost of any such borrowing.

Pursuant to the credit agreements for the First Lien Facility and the Second Lien Facility (together, the “Credit Facilities”), interest rates payable with respect to the First Lien Facility and Second Lien Facility vary at stated margins above either LIBOR or BMO’s base rate. An increase in interest rates would adversely affect our profitability.

Upon the occurrence of an event of default relating to our Credit Facilities, the lenders could elect to accelerate payments due and terminate all commitments to extend further credit. Consequently, we may not have sufficient assets to repay the amounts outstanding under the Credit Facilities, as well as other secured and unsecured indebtedness.

The credit agreements for the Credit Facilities provide that upon the occurrence of an event of default, the lenders will be able to elect to declare all amounts outstanding under the Credit Facilities to be immediately due and payable and terminate all commitments to lend additional funds. If we are unable to repay those amounts, the lenders for the Credit Facilities could proceed to foreclose against the collateral we granted to them to secure that indebtedness. We pledged substantially all of our and our subsidiaries’ assets as collateral for the Credit Facilities. If the lenders for the Credit Facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay the amounts outstanding under the Credit Facilities, as well as any other secured and unsecured indebtedness, and if the lenders foreclose on our assets, it could render our common stock worthless.

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The credit agreements for the Credit Facilities and the terms of our outstanding Preferred Stock issued as partial financing for the Merger contain restrictive covenants that may impair our ability to conduct business.

The credit agreements for the Credit Facilities and the terms of our Preferred Stock contain operating covenants and financial covenants that may in each case limit management’s discretion with respect to certain business matters. Among other things, these covenants restrict our ability to, among other things, incur additional debt, change the nature of our business, sell or otherwise dispose of assets, make acquisitions, and merge or consolidate with other entities. As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or other financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. Failure to comply with such restrictive covenants may lead to default and acceleration under the credit agreements for the Credit Facilities and may impair our ability to conduct business. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants, which may result in foreclosure on our assets and our common stock becoming worthless.

Risks Relating to Our Corporate Structure and the Merger

Following the consummation of the Merger, our only significant asset is ownership of CardConnect’s business through our 100% ownership interest in Merger Sub. If CardConnect’s business is not profitably operated, Merger Sub may be unable to pay us dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

Following the consummation of the Merger, we have no direct operations and no significant assets other than the ownership of Merger Sub, which, through its subsidiaries, operates CardConnect’s business. We will depend on profits generated by CardConnect’s business for distributions, debt repayment and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our capital stock. Legal and contractual restrictions in the credit agreements for the Credit Facilities and any future indebtedness, as well as our financial condition and operating requirements, may limit our ability to receive distributions from Merger Sub and the CardConnect business.

Provisions in our charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Merger and general market and economic conditions. An active trading market for our securities following the Merger may never develop or, if developed, it may not be sustained.

NASDAQ may not continue to list our securities on its exchange, and we may be unable to satisfy listing requirements in the future, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

As a result of the Merger, NASDAQ rules require that we apply to continue the listing of our common stock and warrants. While we have applied to have our common stock and warrants continue to be listed on NASDAQ upon consummation of the Merger, we must meet NASDAQ’s initial listing requirements. We may be unable to meet those requirements. Even if our securities are listed on NASDAQ following the Merger, we may be unable to maintain the listing of our securities in the future.

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If we fail to meet the initial listing requirements and NASDAQ does not list our securities on its exchange, or if we are delisted, there could be significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a limited amount of news and analyst coverage for the combined Company; and

●	a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

We will incur increased costs and obligations as a result of being a public company.

As a privately held company, FTS was not required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we will incur significant legal, accounting and other expenses that FTS did not incur in the recent past. These expenses will increase once we are no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act of 2002, regulations related hereto and the rules and regulations of the SEC and NASDAQ, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase our legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We may remain an “emerging growth company” for up to five years from FinTech’s initial public offering (the “IPO”) or until such earlier time that we have more than $1.0 billion in annual revenues, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, or if we no longer can be classified as an “emerging growth company,” we expect that we will incur additional compliance costs, which will reduce our ability to operate profitably.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

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If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.

Prior to the Merger, FTS was a privately held company and as such was not required to adopt all of the financial reporting and disclosure procedures and controls required of a U.S. publicly traded company. We expect that the implementation of all required accounting practices and policies and the hiring of additional financial staff will increase our operating costs following the Merger and could require our management to devote significant time and resources to such implementation. If we fail to develop and maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that are timely and reliable. Any such delays or deficiencies could harm us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and damaging our reputation, which in either cause could impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for continued listing of our common stock on NASDAQ.

We may issue additional shares of common stock or other equity securities without stockholder approval, which would dilute out existing shareholder’s ownership interests in us and may depress the market price of our common stock.

We may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness without shareholder approval in a number of circumstances.

Our issuance of additional common stock or other equity securities could have one or more of the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding share of common stock may be diminished; and

●	the market price of our common stock may decline.

If our performance does not meet market expectations, the price of our securities may decline.

If our performance does not meet market expectations, the price of our common stock may decline. In addition, fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. Prior to the Merger, there was no public market for FTS’s stock and trading in FinTech’s common stock was not active. Accordingly, the valuation ascribed to the Company and our common stock in the Merger may not be indicative of the price that will prevail in the trading market following the Merger. Even if an active market for our common stock exists, the market price of our common stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on the market price of our common stock.

Factors affecting the market price of our common stock may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

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●	our operating results failing to meet market expectations in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the payments processing industry and market in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale;

●	any significant change in our board or management;

●	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may depress the market price of our common stock irrespective of our operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for financial technology stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Warrants to purchase our common stock are currently exercisable, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

There are outstanding warrants to purchase an aggregate of 10,300,000 shares of our common stock. These warrants consist of 10,000,000 warrants originally included in the units issued in the IPO and 300,000 warrants included in the placement units issued in connection with the IPO. Each warrant entitles its holder to purchase one share of our common stock at an exercise price of $12.00 per share and will expire at 5:00 p.m., New York time, on July 29, 2021, or earlier upon our liquidation. To the extent warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our common stock.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to us after the Merger, which could have a material adverse effect on our business.

As a private company, FTS was not subject to Section 404 of the Sarbanes-Oxley Act. However, following the Merger, we are required to provide management’s attestation on internal controls commencing with the Company’s annual report for the year ending December 31, 2017. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of FTS as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to us after the Merger. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and lead to a decrease in the market price of our common stock.

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Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.” We will be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following February 12, 2020, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Accordingly, until we cease being an “emerging growth company” stockholders will not have the benefit of an independent assessment of the effectiveness of our interest comfort environment.

Our ability to successfully operate the business depends largely upon the efforts of certain key personnel. The loss of such key personnel could adversely affect the operations and profitability of the post-combination business.

Our ability to recognize certain benefits of the Merger and successfully operate CardConnect’s business following the Merger will depend upon the efforts of certain key personnel of FTS. The unexpected loss of key personnel may adversely affect our operations and profitability. In addition, our future success depends in part on our ability to identify and retain key personnel to succeed senior management. Furthermore, our key personnel include the key personal of FTS. While the skills, abilities and qualifications of the key FTS personnel were closely scrutinized during the due diligence process in connection with the Merger, the assessment may not prove to be correct. If such personnel do not possess the skills, qualifications or abilities expected or those necessary to manage a public company, our operations and profitability of our business may be negatively impacted.

Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no or few securities or industry analysts cover the combined Company, our stock price would likely be less than if we had such coverage and the liquidity, or trading volume of our common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. The projections of any analysts that do cover the combined Company may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

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Future sales of our common stock issued to FTS shareholders may reduce the market price of our common stock that you might otherwise obtain.

Under the Merger Agreement, the FTS shareholders received as consideration in the Merger, among other things, an aggregate of15,162,470 shares of our common stock and options to purchase 3,463,950 shares of our common stock. Certain FTS stockholders also purchased an aggregate of 350,000 shares of unregistered common stock in the PIPE Transaction. The FTS stockholders are restricted from transferring any shares of our common stock that they receive as a result of the Merger until the earlier of (i) the completion of a secondary underwritten offering (the “Follow On Offering”) that we are required to consummate within 12 months following the Merger pursuant the registration rights agreement described in the following paragraph, and (ii) 180 days after the closing of the Merger, subject to certain limited exceptions.

Upon the closing of the Merger we entered into a registration rights agreement with the FTS stockholders (the “Registration Rights Agreement”), with respect to the shares of our common stock that were issued to former FTS stockholders under the Merger Agreement and in the PIPE Transaction. Under the Registration Rights Agreement, we agreed to use commercially reasonable best efforts to consummate the Follow On Offering, which will be a registered underwritten public offering of shares of our common stock held by any FTS holder that elects to participate in such offering. Under the Registration Rights Agreement have also agreed to file a registration statement to register any shares of our common stock held by the FTV Entities for resale (the “FTV Shelf Registration Statement”). If the FTV Shelf Registration Statement is unavailable, the FTV Entities will have certain demand and piggyback registration rights.

Upon expiration of the lockup period applicable to shares of our common stock held by the FTS stockholders, effectiveness of the registration statement we file for the Follow On Offering, or effectiveness of the FTV Shelf, these parties may sell large amounts of our stock in the open market or in privately negotiated transactions. The registration and availability of such a significant number of shares of common stock for trading in the public market may increase the volatility in our stock price or put significant downward pressure on the price of our stock. In addition, we may use shares of our common stock as consideration for future acquisitions, which could further dilute our stockholders.

Under the Merger Agreement we have no right to seek indemnification from FTS shareholders following the Merger.

The representations, warranties and covenants made by FTS in the Merger Agreement did not survive closing and are not subject to indemnification. As a result, if FTS is found to have breached any of its representations, warranties or covenants contained in the Merger Agreement, other than those covenants that by their terms apply or are to be performed in whole or in part at or after the closing of the Merger, we have no recourse against FTS’s former shareholders other than for actual fraud.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges following the Merger that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although FinTech’s management conducted a due diligence examination of FTS, we cannot assure you that this examination revealed all material issues that may be present in FTS’s business, or that factors outside of our and FTS’s control will not later arise. As a result, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

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Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Issuer Purchases of Equity Securities

Period	Total Shares of Common Stock Purchased	Average Price Paid per Share	Total Shares Purchased as part of Publicly Announced Plans or Programs	Maximum Number of Shares that May yet be Purchased under the Plans or Programs
July 1 through July 31, 2016	1,119,051 (1)	$10.01	0	N/A
August 1, through August 31, 2016	0	N/A	N/A	N/A
September 1, through September 30, 2016	0	N/A	N/A	N/A

(1)	In connection with the Merger, on the Closing Date we redeemed 1,119,051 shares of our common stock at a redemption price of $10.01 per share pursuant to the terms of our amended and restated certificate of incorporation, resulting in a total payment to redeeming stockholders of approximately $11,201,701.

Item 6. Exhibits

Exhibit No.	Description

2.1(a)	Agreement and Plan of Merger, dated March 7, 2016, between the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request). (1)

2.1(b)	Amendment No. 1, dated June 24, 2016, to Agreement and Plan of Merger, dated March 7, 2016, among the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request). (1)

3.1	Second Amended and Restated Certificate of Incorporation(2)

3.2	Second Amended and Restated Bylaws. (2)

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock. (2)

4.2	Specimen Common Stock Certificate. (2)

4.3	Specimen Warrant Certificate

4.4	Warrant Agreement, dated February 12, 2015, between Continental Stock Transfer & Trust Company and the Company.(1)

4.5	Shareholder Agreement, dated July 29, 2016, between the Company and the stockholders of the Company signatory thereto(2)

10.1	Letter Agreement dated July 29, 2016 by and among the Company, and certain stockholders of the Company (2)

10.2	Registration Rights Agreement dated July 29, 2016 by and among the Company and certain stockholders of the Company(2)

10.3*	Amended and Restated Employment Agreement with Jeffrey Shanahan(2)

10.4*	Amended and Restated Employment Agreement with Charles Bernicker(2)

10.5*	Amended and Restated Employment Agreement with Patrick Shanahan(2)

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10.6*	Amended and Restated Employment Agreement with Robert Nathan(2)

10.11*	Employment Agreement with Angelo Grecco(2)

10.12*	Amended and Restated Employment Agreement with Abraham Marciano(2)

10.13*	Amended and Restated Employment Agreement with Scott Dowty, as amended

10.14(a)*	Amended and Restated CardConnect Corp. 2016 Omnibus Equity Incentive Plan(3)

10.14(b)*	Form of Director Restricted Stock Grant under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan

10.14(c)*	Form of Option Grant (ISO) under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan(2)

10.14(d)*	Form of Option Grant (ISO – Named Executive Officer) under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan(2)

10.14(e)*	Form of Employee (Non-Executive) Restricted Stock Grant under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan

10.14(f)*	Form of Employee (Executive Officer) Restricted Stock Grant under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan

10.15(a)	Credit Agreement, dated as of July 29, 2016, with Bank of America, N.A. as syndication agent and BMO Harris Bank N.A. as Administrative Agent(2)

10.15(b)	Amendment No. 1, dated November 2, 2016, to Credit Agreement, dated as of July 29, 2016, with Bank of America, N.A. as syndication agent and BMO Harris Bank N.A. as Administrative Agent(2)

10.16(a)	Second Lien Credit Agreement, dated July 29, 2016, with Babson Capital Finance LLC as Administrative Agent(2)

10.16(b)	Amendment No. 1, dated November 2, 2016, to Second Lien Credit Agreement, dated July 29, 2016, with Barings Finance LLC (f/k/a Babson Capital Finance LLC) as Administrative Agent(2)

31.1	Certification of the Chief Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a).

31.2	Certification of the Chief Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a).

32.1	Certification of the Chief Executive Officer required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350

32.2	Certification of the Chief Financial Officer required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350.

99.1	Securities Purchase Agreement, dated as of July 27, 2016, between the Company and each of FTVENTURES III, L.P., FTVENTURES III-N, L.P. and FTVENTURES III-T, L.P.

99.2	Securities Purchase Agreement, dated as of July 27, 2016, between the Company and Brian Shanahan

99.3	Securities Purchase Agreement, dated as of July 27, 2016, between the Company and the Sdao Family Grantor Retained Annuity Trust

99.4	Securities Purchase Agreement, dated as of July 27, 2016, between the Company and MKY Investments LLC

99.5	Securities Purchase Agreement, dated as of July 27, 2016, between the Company and MSSB C/F Edward E Cohen GGM IRA

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

(1)	Filed with the Company’s Registration Statement on Form S-4 (File No. 333-211139), initially filed on May 5, 2016, as amended.
(2)	Filed with the Company’s Current Report on Form 8-K filed on August 4, 2016.
(3)	Filed with the Company’s Current Report on Form 8-K filed on November 3, 2016.
(*)	Indicates management contract or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDCONNECT CORP.

November 14, 2016	/s/ Jeffrey Shanahan
Date	Name: Jeffrey Shanahan
Title: Chief Executive Officer and President (principal executive officer)

November 14, 2016	/s/ Charles Bernicker
Date	Name: Charles Bernicker
Title: Chief Financial Officer (principal financial officer)

Exhibit 10.13

CARDCONNECT, LLC

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is made as of July 29, 2016, by and between FinTech Acquisition Corp., a Delaware corporation (“Parent”), CardConnect, LLC (f/k/a Financial Transaction Services, LLC), a Delaware limited liability company and indirect wholly-owned subsidiary of Parent (the “Company”), and Scott Dowty (“Executive”).

WHEREAS, effective as of the date hereof, FTS Holding Corporation, the Company’s parent corporation, merged with and into FinTech Merger Sub, Inc. (the “Merger”), a wholly-owned subsidiary of Parent, and the entity surviving the merger changed its name to FTS Holding Corporation (“FTS”);

WHEREAS, in connection with the Merger, the Company and the Executive desire to modify certain terms of the Employment Agreement between such parties dated as of September 12, 2014, as amended October 2015 (the “Original Employment Agreement”); and

WHEREAS, this Agreement amends and restates in its entirety the Original Employment Agreement.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Employment. Parent and the Company shall employ Executive, and Executive hereby accepts employment with Parent and the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 4 hereof (the “Employment Period”).

2.                  Position and Duties.

(a)          During the Employment Period, Executive shall serve as the Executive Vice President – Enterprise Sales of Parent, the Company and their Subsidiaries (as defined below) and shall have the normal duties, responsibilities, and authority of an executive serving in such position subject to the direction of Parent’s Chief Executive Officer and Parent’s board of directors (the “Board”).

(b)         Executive shall report to Parent’s Chief Executive Officer and the Board and shall devote his best efforts and full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of Parent, the Company and their Subsidiaries. Executive shall perform his duties, responsibilities and functions to Parent, the Company and their Subsidiaries hereunder in good faith and to the best of his abilities in a diligent, trustworthy, professional and efficient manner and shall comply with Parent’s , the Company’s and their Subsidiaries’ policies and procedures in all material respects. So long as Executive is employed by Parent or the Company, Executive shall not, without the prior written consent of the Board (which consent shall not be unreasonably withheld), accept other employment or perform other services for compensation; provided, that Executive may (i) serve as an officer or director of or otherwise participate in purely educational, welfare, social, religious and civic organizations so long as such activities do not materially interfere with Executive’s services and obligations hereunder, (ii) serve as an officer or director of the board for the Astound Group in Toronto, Canada, so long as such activities do not materially interfere with Executive’s services and obligations hereunder and (iii) make and manage personal investments of his choice so long as such activities do not materially interfere with Executive’s services and obligations hereunder.

(c)          Executive shall perform his duties hereunder in Las Vegas, Nevada. It is understood that Executive shall undertake such business travel as reasonably required by Parent or the Company to perform his duties and responsibilities.

(d)         For purposes of this Agreement “Subsidiaries” shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by Parent or the Company, directly or through one of more Subsidiaries.

3.                  Compensation and Benefits.

(a)          During the Employment Period, Executive’s base salary shall be two hundred and fifty thousand dollars ($250,000) per annum, subject to increase as approved by Parent’s compensation committee (the “Base Salary”), which salary shall be payable by Parent in regular installments in accordance with Parent’s general payroll practices (in effect from time to time). In addition, during the Employment Period, Executive shall be entitled to participate in all of Parent’s and the Company’s vacation, paid holidays, medical and other employee benefit programs for which members of Parent, the Company and their Subsidiaries’ executive management team are generally eligible. Executive shall be entitled to six (6) weeks of paid time off each calendar year, which if not taken during any year may not be carried forward to any subsequent year and no compensation shall be payable in lieu thereof, except as otherwise required by law.

(b)        During the Employment Period, Parent shall reimburse Executive for all reasonable business expenses incurred by Executive in the course of performing his duties and responsibilities under this Agreement which are consistent with Parent’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Parent’s requirements with respect to reporting and documentation of such expenses.

(c)          All expenses or other reimbursements under this Agreement which would be deemed taxable income to the Executive shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive. Any right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, and no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(d)          In addition to the Base Salary, Executive shall be eligible to receive, in respect of each full calendar year, subject to his continued employment through the last day of each calendar year and at the discretion of Parent’s compensation committee, a bonus based on the performance of the Company, as measured by the Company’s achievement of certain target(s) approved by Parent’s compensation committee. All amounts payable pursuant to this subsection shall be payable in cash to Executive within fourteen (14) days following completion of the annual accounting audit of Parent and the Company, but in any event no later than the fifteenth (15th) day of the third month following the fiscal year in respect of which such payment is earned or as soon as administratively practicable within the meaning of Code Section 409A (as defined below).

4.                  Term.

(a)         The Employment Period shall end on the fifth (5th) anniversary of the date hereof and shall automatically be renewed on the same terms and conditions set forth herein as modified from time to time by the parties hereto for additional one-year periods beginning on such fifth (5th) anniversary unless either party notifies the other no later than sixty (60) days prior to the end of the then current term that it does not wish to renew the Agreement; provided, that (i) the Employment Period shall terminate immediately upon Executive’s resignation with Good Reason or without Good Reason, death or Disability, and (ii) the Employment Period may be terminated by Parent at the sole discretion of the Board at any time for Cause or without Cause. Any termination of the Employment Period by Parent shall be effective as specified in a written notice from Parent to Executive.

(b)         If the Employment Period is terminated by Parent without Cause (other than as a result of Executive’s Disability) or by Executive with Good Reason, Executive shall be entitled to (i) a lump sum cash payment within fourteen (14) days following the date of his termination of employment equal to the sum of (A) his accrued but unused vacation, (B) Base Salary payable through the date of termination, (C) any accrued but unpaid bonus or incentive compensation earned by Executive for a prior fiscal year, (D) any bonus which would have been payable to Executive under Section 3(d) with respect to the year in which the Employment Period was terminated but for such termination of the Employment Period, prorated on the basis of the number of full days of service rendered by Executive during such year, and (E) any unreimbursed business expenses that are reimbursable in accordance with Section 3(b), and (ii) an amount equal to twelve (12) months of Executive’s Base Salary, less applicable withholdings and deductions, such amounts payable in regular installments in accordance with Parent’s normal payroll practices at the time of termination over a period of twelve (12) months commencing on the date the Employment Period is terminated (the “Severance Period”), in each case if and only if Executive has executed and delivered to Parent and the Company the Parent’s standard, a general release in form and substance satisfactory to the Board (the “Release”) within thirty (30) days of such termination and only so long as Executive has not revoked or breached the provisions of such Release or breached the provisions of Sections 5, 6 and 7 hereof during the Severance Period. Executive shall forfeit all rights to payment under clause (ii) of this Section 4(b) unless the Release is signed and delivered (and no longer subject to revocation, if applicable) within thirty (30) days following the date of Executive’s termination of employment. Subject to the provisions of Section 24, if the general release is executed and delivered and no longer subject to revocation as provided in the preceding sentence, then payments under clause (ii) of this Section 4(b) shall be made or commence upon the thirtieth (30th) day following Executive’s termination of employment. The first such cash payment shall include payment of all amounts that otherwise would have been due prior thereto under the terms of this Agreement had such payments commenced immediately upon Executive’s termination of employment, and any payments made thereafter shall continue in accordance with Parent ’s payroll practices at the time of termination. In addition, if Executive elects to continue and pays his health insurance coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), following the termination of Executive’s employment, then Parent shall pay or reimburse Executive for the portion of the monthly premium under COBRA for such coverage in excess of the portion paid by active employees for similar coverage until the earliest of (x) the expiration of the Severance Period and (y) the date Executive receives substantially equivalent health insurance coverage in connection with new employment or self-employment.

(c)          If the Employment Period is terminated (i) by Parent for Cause, (ii) due to Executive’s death or Disability, or (iii) by Executive’s resignation without Good Reason, Executive shall be entitled to receive his Base Salary through the date of such termination, any accrued but unused vacation, any accrued but unpaid bonus or incentive compensation earned by Executive for a prior fiscal year, and unreimbursed business expenses that are reimbursable in accordance with Section 3(b), all of which shall be payable in a lump sum cash payment within fourteen (14) days following the date of his termination of employment.

(d)         Except as otherwise expressly provided herein, Executive shall not be entitled to any other salary, bonuses, employee benefits or compensation from Parent, the Company or their Subsidiaries after the termination of the Employment Period and all of Executive’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination of the Employment Period (other than vested retirement or other benefits accrued on or prior to the termination of the Employment Period (including, without limitation, any vested rights under any equity incentive plan of Parent or the Company) or other amounts owing hereunder as of the date of such termination that have not yet been paid) shall cease upon such termination, other than those expressly required under applicable law (such as COBRA).

(e)         Parent, the Company and their Subsidiaries may offset any amounts Executive owes Parent, the Company or such Subsidiaries against any amounts Parent, the Company or such Subsidiaries, as applicable, owes Executive hereunder, except as provided in Section 24(e) or under applicable law.

(f)          For purposes of this Agreement, “Cause” shall mean with respect to Executive one or more of the following: (i) the conviction of, or plea of no contest by, Executive with respect to a felony or other crime involving moral turpitude offense if, and only if, it is determined by the Board that such event has occurred and merits termination of the Executive’s employment pursuant to this Agreement, (ii) the commission of any other act or omission by Executive involving misappropriation, embezzlement, dishonesty, theft or fraud with respect to Parent, the Company or any of their Subsidiaries or any of their business relationships, (iii) Executive’s illegal possession of a controlled substance, use of illegal drugs or repetitive abuse of alcohol or other behavior which materially interferes with the performance of his duties to Parent, the Company or any Subsidiary or which compromises the integrity and reputation of Executive, Parent, the Company or any Subsidiaries, (iv) Executive’s failure to substantially perform material duties as reasonably directed by Parent’s Chief Executive Officer or the Board in accordance with this Agreement continuing beyond thirty (30) days’ prior written notice of such failure, (v) Executive’s willful act or omission aiding or abetting a competitor of Parent, the Company or any of their Subsidiaries to the material disadvantage or detriment of Parent, the Company and their Subsidiaries, (vi) Executive’s willful failure to comply in all material respects with Parent and the Company’s material policies, procedures and guidelines, including corporate governance and human relations policies, and applicable laws with respect to Parent’s and the Company’s business operations, (vii) Executive’s breach of fiduciary duty, gross negligence or willful misconduct with respect to Parent, the Company or any of their Subsidiaries, or (viii) any other material breach by Executive of this Agreement which is not cured to the Board’s reasonable satisfaction within thirty (30) days after written notice thereof to Executive. For purposes of clauses (v), (vi) and (vii) above, no act or failure to act on the part of Executive shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of Parent or the Company.

(g)          The Executive’s “Disability” shall be deemed to have occurred only if, as a result of his incapacity due to physical or mental illness, Executive is considered disabled under the Company’s or Parent’s long-term disability insurance plans.

(h)         For purposes of this Agreement, “Good Reason” shall mean if Executive resigns from employment with Parent or the Company prior to the end of the Employment Period as a result of one or more of the following reasons: (i) any material breach by Parent or the Company of this Agreement including a reduction in Executive’s Base Salary or target annual bonus opportunity or a material reduction in Executive’s employee benefits in the aggregate under this Agreement, (ii) a material reduction or diminution of Executive’s duties, authority or responsibilities (including any change in his reporting requirements), or (iii) a material change in Executive’s principal place of employment to a location more than 25 miles outside of Las Vegas, Nevada. Notwithstanding the above, the occurrence of any of the events described in (i), (ii) or (iii) above will not constitute a “Good Reason” unless Executive gives Parent written notice, within sixty (60) calendar days after the occurrence of any such events that such circumstances constitute “Good Reason,” and Parent or the Company thereafter fails to cure such circumstances within 30 days after receipt of such notice. The termination of the Employment Period for Cause shall preclude Executive’s resignation with Good Reason.

(i)           Executive shall not be required to mitigate the severance benefits contemplated by this Agreement, nor will any Earnings that Executive may receive from any other source reduce any such severance benefits.

5.                  Confidential Information.

(a)          Executive acknowledges that the continued success of Parent, the Company and their Subsidiaries and affiliates, depends upon the use and protection of a large body of confidential and proprietary information. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as “Confidential Information.” Confidential Information will be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to Parent’s, the Company’s or their Subsidiaries’ or affiliates’ current or potential business, and (ii) is not generally or publicly known. Confidential Information includes, without specific limitation, the information, observations and data obtained by him whether before or after the date of this Agreement concerning the business and affairs of Parent, the Company and their Subsidiaries and affiliates, information concerning acquisition opportunities in or reasonably related to Parent, the Company’s or their Subsidiaries’ or affiliates’ business or industry of which Executive becomes aware, the persons or entities that are current, former or prospective business relations, as well as development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, including plans regarding planned and potential sales, financial and business plans, employee lists and telephone numbers, locations of sales agents, new and existing programs and services, prices and terms, merchant service, integration processes, requirements and costs of providing service, support and equipment. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board’s prior written consent, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act, or (ii) is required to be disclosed pursuant to any applicable law or court order. Executive agrees to deliver to Parent at the end of the Employment Period, or at any other time the Board may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of Parent, the Company or their Subsidiaries or affiliates (including, without limitation, all Confidential Information) that he may then possess or have under his control.

(b)         During the Employment Period, Executive shall not use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Executive has an obligation of confidentiality, and shall not bring onto the premises of Parent, the Company or their Subsidiaries or affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or person. Executive shall use in the performance of his duties only information that is (i) generally known and used by persons with training and experience comparable to Executive’s and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) otherwise provided or developed by Parent, the Company or their Subsidiaries or affiliates, or (iii) in the case of materials, property or information belonging to any former employer or other person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or person. If at any time during employment with Parent, the Company or any Subsidiary, Executive believes he is being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Executive may have to former employers or other persons, Executive shall immediately advise the Board so that Executive’s duties can be modified appropriately.

(c)          Executive shall immediately notify the Board of any intended or unintended, unauthorized disclosure or use of any trade secrets or Confidential Information by Executive or any other person or entity of which Executive becomes aware. Executive shall cooperate fully with the Company in the procurement of any protection of Parent or the Company’s rights to or in any of the trade secrets or Confidential Information.

(d)          Executive understands that Parent, the Company and their Subsidiaries and affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Parent’s, the Company’s and their Subsidiaries’ and affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 5(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of Parent, the Company or their Subsidiaries and affiliates who need to know such information in connection with their work for Parent, the Company or such Subsidiaries and affiliates) or use, except in connection with his work for Parent, the Company or their Subsidiaries and affiliates, Third Party Information unless expressly authorized by the Board’s written consent.

6.                 Intellectual Property, Inventions and Patents. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to Parent’s, the Company’s or any of their Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether alone or jointly with others) while employed by Parent, the Company or any Subsidiary, whether before or after the date of this Agreement (“Work Product”), shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended) and belong exclusively to Parent, the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and, at Parent’s expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such title and ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

7.                  Non-Compete, Non-Solicitation.

(a)         In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that during the course of his employment with Parent, the Company and their Subsidiaries (including predecessors of such entities) Executive has and shall become familiar with Parent’s, the Company’s and their Subsidiaries’ trade secrets and with other Confidential Information concerning Parent, the Company and their Subsidiaries and affiliates and that his services have been and shall be of special, unique and extraordinary value to Parent, the Company and their Subsidiaries and affiliates, and, therefore, Executive agrees that, during the Employment Period and for twenty-four (24) months thereafter (the “Noncompete Period”), Executive shall not directly or indirectly, either for himself or for any other person, partnership, corporation, company or other entity, own any interest in, manage, control, participate in, consult with, render services for, or in any other manner engage in any business or enterprise which (i) is engaged in the business of developing, marketing, licensing and maintaining payment, security and encryption software solutions, including payment acceptance, authorization, settlement and reconciliation of funds functionality or (ii) provides payment processing services to merchants (provided directly and indirectly through independent sales organizations and agents) and related operations, including, but not limited to, facilitating the exchange of information and funds between merchants and cardholders’ financial institutions, providing end-to-end electronic payment processing services to merchants, including merchant set-up and training, transaction authorization and electronic draft capture, clearing and settlement, merchant accounting, merchant assistance and support and risk management or provides products, or services which are similar to or compete with any other products or services of Parent, the Company or any of their Subsidiaries (or any products or services Parent, the Company or any of their Subsidiaries are currently in the process of developing), as of the expiration date or earlier termination of the Employment Period, anywhere within the United States of America (any of the foregoing, a “Competitive Activity”). For purposes of this Agreement, “participate” includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, executive, franchisor, franchisee, creditor, owner or otherwise; provided, that the foregoing activities shall not include the passive ownership (i.e., Executive does not directly or indirectly participate in the business or management of the applicable entity) of less than two (2)% of the stock of a publicly-traded corporation.

(b)         During the Employment Period and for the twenty-four (24) months thereafter (the “Nonsolicit Period”), Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of Parent, the Company or any Subsidiary to leave the employ of Parent, the Company or such Subsidiary, or in any way interfere with the relationship between Parent, the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of Parent, the Company or any Subsidiary at any time during the twelve (12) months preceding such hiring, (iii) induce or attempt to induce any merchant, agent, independent sales organization, or other business relation of Parent, the Company or any Subsidiary to cease doing business with Parent, the Company or such Subsidiary, or in any way interfere with the relationship between any such merchant, agent, independent sales organization, or other business relation and Parent, the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications about Parent, the Company or their Subsidiaries) or (iv) service, engage in business with or provide products or services to any merchant, agent, independent sales organization, or other business relation of Parent, the Company or any Subsidiary with respect to any product or service provided or rendered by Parent, the Company or any of their Subsidiaries or which Parent, the Company or any of their Subsidiaries is in the process of developing, as of the expiration date or earlier termination of the Employment Period. For purposes of this Section 7(b), the term “employee” shall include consultants and independent contractors of Parent, the Company and their Subsidiaries.

(c)          If, at the time of enforcement of Section 5, 6 or 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this Section 7 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

(d)         In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 7, Parent and the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, each of Parent and the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 7, the Noncompete Period and/or Nonsolicit Period shall be tolled until such breach or violation has been duly cured.

(e)          Executive agrees that the aforementioned covenants are reasonable with respect to their duration, geographical area and scope. In particular, Executive acknowledges and agrees that the geographic scope of these restrictions is necessary to protect the goodwill and Confidential Information of Parent, the Company and their Subsidiaries.

8.                  Executive’s Representations. Executive hereby represents and warrants to Parent and the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by Parent and the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and agrees that Executive is not entitled to receive any payments pursuant to Section 4 of the Original Employment Agreement in connection with Executive’s execution and delivery of this Agreement and the amendment and restatement of the Original Employment Agreement. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

9.                  Survival. Sections 4 through 24 (other than Section 22) shall survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period.

10.               Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, delivered by certified mail (return receipt requested), sent by reputable overnight courier service (charges prepaid), delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day), or transmitted by facsimile (transmission confirmed) to the address, facsimile number or electronic mail address set forth below or at any address listed in the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, sent by facsimile (with receipt confirmed) or electronic mail on a business day during regular business hours of the recipient (or, if not, on the next succeeding business day), three (3) days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

Notices to Executive:

Scott Dowty

1000 Continental Drive

Suite 300

King of Prussia, PA 19406

Facsimile: (216) 682-2416

Notices to Parent or the Company:

CardConnect, LLC

1000 Continental Drive

Suite 300

King of Prussia, PA 19406

Attention: Chief Executive Officer

Facsimile: (216) 682-2401

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent, mailed or faxed.

11.                Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.                Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Nothing contained herein shall diminish or abrogate (i) Executive’s rights under any indemnification agreements between Parent, the Company or any of their Subsidiaries on the one hand, and Executive on the other, (ii) the provisions of any such entity’s charter, bylaws, memorandum and articles of association, agreement, policies, resolutions or similar documents or statements which provide for indemnification, advancement of expenses, or contribution, or relieve Executive from fiduciary duties or standards of care, (iii) any agreement with a third party, or (iv) Executive’s rights under any insurance policy or similar arrangement.

13.               No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

14.                Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15.                Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Agreement). This Agreement will inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees, but otherwise will not otherwise be assignable, transferable or delegable by Executive. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as otherwise expressly provided in this Section 15.

16.                Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

17.                Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period for Cause or, except as otherwise stated herein, Executive’s right to terminate this Agreement for Good Reason) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

18.                Insurance. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered advisable. Executive agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

19.                Taxes. Parent, the Company and their Subsidiaries shall be entitled to deduct or withhold from any amounts owing from Parent, the Company or any of their Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes imposed with respect to Executive’s compensation or other payments from Parent, the Company or any of their Subsidiaries or Executive’s ownership interest in Parent or the Company (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).

20.                Dispute Resolution. Except with respect to disputes or claims under Sections 5, 6 or 7 hereof (which may be pursued in any court of competent jurisdiction and with respect to which each party shall bear the cost of its own attorney’s fees and expenses except as otherwise required by applicable law), this Agreement and the rights of any and all parties hereto pursuant hereto shall be settled by arbitration in Philadelphia, Pennsylvania, before three (3) arbitrators pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the “Association”). Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 20. Each of the parties hereto shall select one (1) arbitrator within twenty (20) days after the date of the notice referred to above and the third arbitrator shall be a state or federal court judge selected by the two arbitrators appointed by the parties hereto, but if the two arbitrators do not so agree within twenty (20) days after their selection by the parties hereto, the selection shall be made pursuant to the rules of, and from the panels of arbitrators maintained by, the Association. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrators giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrators in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys’ fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection. To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, the resolution of such dispute shall be subject to the other provisions of this Agreement. Nothing contained in this Section 20 shall prevent the parties from settling any dispute by mutual agreement at any time.

21.                Waiver of Jury Trial. As a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.

22.                Corporate Opportunity. During the Employment Period, Executive shall submit to the Board all business, commercial and investment opportunities or offers presented to Executive or of which Executive becomes aware which relate to the business of providing payment processing services to merchants (provided directly and indirectly through independent sales organizations and agents) and related operations, including, but not limited to, facilitating the exchange of information and funds between merchants and cardholders’ financial institutions, providing end-to-end electronic payment processing services to merchants, including merchant set-up and training, transaction authorization and electronic draft capture, clearing and settlement, merchant accounting, merchant assistance and support and risk management or provides products at any time during the Employment Period (“Corporate Opportunities”). Unless approved by the Board, Executive shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Executive’s own behalf.

23.               Executive’s Cooperation. During the Employment Period and for one (1) year thereafter, Executive shall, subject to the Company reimbursing Executive for out-of-pocket expenses, cooperate with Parent, the Company and their Subsidiaries in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments).

24.                Section 409A Compliance.

(a)          The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A.

(b)         A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(c)         Notwithstanding any other payment schedule provided herein to the contrary, if Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then each of the following shall apply:

(i)                 With regard to any payment that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment shall be made on the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to Executive in a lump sum, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein; and

(ii)               To the extent that any benefits to be provided during the Delay Period is considered deferred compensation under Code Section 409A provided on account of a “separation from service,” and such benefits are not otherwise exempt from Code Section 409A, Executive shall pay the cost of such benefits during the Delay Period, and the Company shall reimburse Executive, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to Executive, the Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by the Company in accordance with the procedures specified herein.

(d)          For purposes of Code Section 409A, Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(e)         Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset, counterclaim or recoupment by any other amount payable to Executive unless otherwise permitted by Code Section 409A.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Employment Agreement as of the date first written above.

FINTECH ACQUISITION CORP.

By:	/s/ Daniel Cohen
Daniel Cohen
Its:	Chief Executive Officer and President

CARDCONNECT, LLC

By:	/s/ Jeffrey Shanahan
Its:	President

/s/ Scott Dowty
Scott Dowty

CARDCONNECT, LLC

AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is made as of November 14, 2016, by and between CardConnect Corp. (f/k/a FinTech Acquisition Corp.), a Delaware corporation (“Parent”), CardConnect, LLC (f/k/a Financial Transaction Services, LLC), a Delaware limited liability company and indirect wholly-owned subsidiary of Parent (the “Company”), and Scott Dowty (“Executive”).

WHEREAS, Parent, the Company and Executive are parties to that certain Amended and Restated Employment Agreement dated as of July 29, 2016 (the “Amended and Restated Employment Agreement”); and

WHEREAS, Parent, the Company and Executive desire to amend certain terms of the Amended and Restated Employment Agreement to address Executive’s affiliation with other entities.

A G R E E M E N T S

NOW, THEREFORE, In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

25.                Recitals, Definitions. The above Recitals are incorporated by reference. Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the Amended and Restated Employment Agreement.

(f)         Amendment. The last sentence of Section 2(b) of the Amended and Restated Employment Agreement is hereby amended and restated to read in its entirety as follows:

“So long as Executive is employed by Parent or the Company, Executive shall not, without the prior written consent of the Board (which consent shall not be unreasonably withheld), accept other employment or perform other services for compensation; provided, that Executive may (i) serve as an officer or director of or otherwise participate in purely educational, welfare, social, religious and civic organizations so long as such activities do not materially interfere with Executive’s services and obligations hereunder, (ii) serve as an officer or director of the board for the Astound Group in Toronto, Canada, serve as a director of the board of Passport Technology Inc. and serve as a director of the board (or equivalent position) of other entities not affiliated with the Company so long as (a) such activities do not materially interfere with Executive’s services and obligations hereunder and (b) any such activities that constitute or may reasonably result in a “conflict of interest” under the Company’s Code of Business Conduct and Ethics are approved by Board and (iii) make and manage personal investments of his choice so long as such activities do not materially interfere with Executive’s services and obligations hereunder.”

26.                Entire Agreement. The Amended and Restated Employment Agreement, as amended by this Amendment, remains in full force and effect, and embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes and replaces all prior oral and written agreements or understandings by and between the parties regarding the Amended and Restated Employment Agreement.

27.                Counterparts; Facsimiles. This Amendment may be signed in counterparts and evidenced by facsimile, .pdf format or similarly-imaged pages.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CARDCONNECT CORP.

By:	/s/ Jeffrey Shanahan
Jeffrey Shanahan
Its:	Chief Executive Officer and President

CARDCONNECT, LLC

By:	/s/ Jeffrey Shanahan
Its:	Chief Executive Officer and President

/s/ Scott Dowty
Scott Dowty

Exhibit 10.14(b)

CARDCONNECT CORP.

2016 OMNIBUS EQUITY COMPENSATION PLAN

STOCK AWARD AGREEMENT

THIS AGREEMENT, dated the         day of                                          (the “Date of Grant”), between CardConnect Corp., a Delaware corporation (the “Company”) and (“Grantee”), is made pursuant and subject to the provisions of the Company’s 2016 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.            Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee a Stock Award covering                     shares of Stock.

2.            Vesting.

(a)          The shares of Stock subject to this Stock Award shall vest in full at the earlier of (a) the day immediately prior to the first annual meeting of stockholders of the Company following the date of this agreement and (ii) one (1) year from the Date of Grant (the “Vesting Date”).

(b)          From and after the Date of Grant through the date on which the Stock Award becomes fully vested pursuant to subparagraph (a) above, the unvested portion of the Stock Award remains subject to forfeiture in accordance with the terms of Section 3 hereof. Such period shall be known herein as the “Restricted Period.”

(c)          In accordance with the Plan, shares of Stock subject to this Stock Award that have not previously vested shall become immediately vested upon a Change of Control.

(d)          Shares of Stock subject to this Stock Award that do not vest in accordance with this paragraph shall be forfeited.

3.            Forfeiture. If Grantee does not serve as a member of the Board on the Vesting Date, the Stock Award shall immediately terminate and become null and void.

4.            Delivery of Stock. Delivery of shares of Stock under this Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

5.            Shareholder Rights. The Grantee shall have the right to vote the shares of unvested Stock awarded hereunder. Dividends shall accrue on shares of unvested Stock awarded hereunder and such dividends will be paid to Grantee upon vesting of such shares.

6.            Transferability. The shares of Stock subject to this Stock Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with paragraph 2. After such Stock Award vests in accordance with paragraph 2, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

7.            Change in Capital Structure. The terms of this Agreement, including the number of shares of Stock subject to this Stock Award shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

8.            Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

9.            Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof.

10.          Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with paragraph 5 and the successors of the Company.

11.          Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

CARDCONNECT CORP.	Attest:

By:	By:
Name:	Name:
Title:	Title:

I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:

Date

Exhibit 10.14(e)

CARDCONNECT CORP.

2016 OMNIBUS EQUITY COMPENSATION PLAN

STOCK AWARD AGREEMENT

THIS AGREEMENT, dated the         day of                                          (the “Date of Grant”), between CardConnect Corp., a Delaware corporation (the “Company”) and                          (“Grantee”), is made pursuant and subject to the provisions of the Company’s 2016 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.            Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee a Stock Award covering                     shares of Stock.

2.            Vesting.

(a)          The shares of Stock subject to this Stock Award shall vest with respect to 25% of the shares on first anniversary of the Grant Date and thereafter shall vest with respect to an additional 25% on an annual basis through the fourth anniversary of the Grant Date until the Stock Award is 100% vested, subject to Sections 2(c) and 3 hereof.

(b)          From and after the Date of Grant through the date on which the Stock Award becomes fully vested pursuant to subparagraph (a) above, the unvested portion of the Stock Award remains subject to forfeiture in accordance with the terms of Sections 2(d) and 3 hereof.

(c)          In accordance with the Plan, shares of Stock subject to this Stock Award that have not previously vested shall become immediately vested upon a Change of Control.

(d)          Shares of Stock subject to this Stock Award that do not vest in accordance with this paragraph shall be forfeited.

3.            Forfeiture and Termination of Service. No shares of Stock underlying this Stock Award shall vest after, and any unvested portion of the Stock Award shall be forfeited on, the date on which the Participant ceases to be employed by the Company or any of its subsidiaries, unless the Participant ceases to be employed by the Company or any of its subsidiaries due to death or disability. If Participant ceases to be employed by the Company or any of its subsidiaries due to death or disability, the unvested portion of the Stock Award shall become immediately vested upon such Participant’s termination of employment.

4.            Delivery of Stock. Delivery of shares of Stock under this Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

5.            Shareholder Rights. The Grantee shall have the right to vote shares of unvested Stock awarded hereunder. Dividends shall accrue on shares of unvested Stock awarded hereunder and such dividends will be paid to Grantee upon the vesting of such shares.

6.            Transferability. The shares of Stock subject to this Stock Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with paragraph 2 or 3, as applicable. After such Stock Award vests in accordance with paragraph 2 or 3, as applicable, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

7.            Change in Capital Structure. The terms of this Agreement, including the number of shares of Stock subject to this Stock Award shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

8.            Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

9.            Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof.

10.          Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with paragraph 6 and the successors of the Company.

11.          Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

CARDCONNECT CORP.	Attest:

By:	By:
Name:	Name:
Title:	Title:

I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:

Date

Exhibit 10.14(f)

CARDCONNECT CORP.

2016 OMNIBUS EQUITY COMPENSATION PLAN

STOCK AWARD AGREEMENT

THIS AGREEMENT, dated the         day of                                          (the “Date of Grant”), between CardConnect Corp., a Delaware corporation (the “Company”) and                          (“Grantee”), is made pursuant and subject to the provisions of the Company’s 2016 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.            Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee a Stock Award covering                     shares of Stock.

2.            Vesting.

(a)          The shares of Stock subject to this Stock Award shall vest with respect to 25% of the shares on first anniversary of the Grant Date and thereafter shall vest with respect to an additional 25% on an annual basis through the fourth anniversary of the Grant Date until the Stock Award is 100% vested, subject to Sections 2(c) and 3 hereof.

(b)          From and after the Date of Grant through the date on which the Stock Award becomes fully vested pursuant to subparagraph (a) above, the unvested portion of the Stock Award remains subject to forfeiture in accordance with the terms of Sections 2(d) and 3 hereof.

(c)          In accordance with the Plan, shares of Stock subject to this Stock Award that have not previously vested shall become immediately vested upon a Change of Control.

(d)          Shares of Stock subject to this Stock Award that do not vest in accordance with this paragraph shall be forfeited.

3.            Forfeiture and Termination of Service. No shares of Stock underlying this Stock Award shall vest after, and any unvested portion of the Stock Award shall be forfeited on, the date on which the Participant ceases to be employed by the Company or any of its subsidiaries, unless the Participant ceases to be employed by the Company or any of its subsidiaries due to death, disability, termination by the Company without Cause or termination by the Participant with Good Reason (“Cause” and “Good Reason” are each as defined in the Participant’s [Amended and Restated Employment Agreement, dated July 29, 2016], as may be amended from time to time). If Participant ceases to be employed by the Company or any of its subsidiaries due to death, disability, termination by the Company without Cause or termination by the Participant with Good Reason, the unvested portion of the Stock Award shall become immediately vested upon such Participant’s termination of employment.

4.            Delivery of Stock. Delivery of shares of Stock under this Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

5.            Shareholder Rights. The Grantee shall have the right to vote shares of unvested Stock awarded hereunder. Dividends shall accrue on shares of unvested Stock awarded hereunder and such dividends will be paid to Grantee upon the vesting of such shares.

6.            Transferability. The shares of Stock subject to this Stock Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with paragraph 2 or 3, as applicable. After such Stock Award vests in accordance with paragraph 2 or 3, as applicable, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

7.            Change in Capital Structure. The terms of this Agreement, including the number of shares of Stock subject to this Stock Award shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

8.            Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

9.            Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof.

10.          Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with paragraph 6 and the successors of the Company.

11.          Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

CARDCONNECT CORP.	Attest:

By:	By:
Name:	Name:
Title:	Title:

I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:

Date

Exhibit 10.15(b)

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment No. 1”) dated as of November 2, 2016 among FTS HOLDING CORPORATION (f/k/a FinTech Merger Sub, Inc.), a Delaware corporation (“Borrower”), CARDCONNECT CORP. (f/k/a FinTech Acquisition Corp.), a Delaware corporation (“Holdings”), the Subsidiary Guarantors party hereto, the LENDERS (as defined below) party hereto and BMO HARRIS BANK N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, Holdings, Borrower, the Subsidiary Guarantors party thereto, the financial institutions from time to time party thereto as lenders (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of July 29, 2016 (as in effect immediately prior to the effectiveness of this Amendment No. 1, the “Existing Credit Agreement”, and as amended by this Amendment No. 1 and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Credit Agreement”).

WHEREAS, Holdings and the Borrower each request that the Required Lenders and the Administrative Agent amend the Existing Credit Agreement to permit a one-time repurchase of certain outstanding warrants relating to the Equity Interests of Holdings.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Amended Credit Agreement are used herein as defined therein.

Section 2. Amendments to the Existing Credit Agreement. From and after the Amendment No. 1 Effective Date, the Existing Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Existing Credit Agreement (including references to the Existing Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and each reference to the Existing Credit Agreement in the other Loan Documents (and indirect references such as “thereunder”, “thereby”, “therein” and “thereof”) shall be deemed to be references to the Existing Credit Agreement as amended hereby.

2.02. Amendments.

(a) Section 1.01 of the Credit Agreement is amended by inserting the following definition in appropriate alphabetical order:

“Amendment No. 1 Effective Date” means November 2, 2016.

(b) Section 7.06(f) of the Credit Agreement is amended by amending and restating such subsection to read as follows:

(f) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Holdings may make a one-time purchase of warrants of its Equity Interests in an amount not to exceed $2,500,000, no later than 45 days after the Amendment No. 1 Effective Date.

Section 3. Representations and Warranties of the Borrowers and Holdings. The Loan Parties represent and warrant to the Administrative Agent and the Lenders that as of the Amendment No. 1 Effective Date:

3.01. each of the representations and warranties set forth in Article V of the Amended Credit Agreement and in the other Loan Documents are true and correct in all (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date, and except that for purposes of this Section 3.01, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01 of the Amended Credit Agreement; and

3.02. both immediately before and after giving effect to this Amendment No. 1 and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing, or would result therefrom.

Section 4. Conditions Precedent. The amendments to the Existing Credit Agreement set forth in Section 2 above shall become effective as of the date (the “Amendment No. 1 Effective Date”), upon which each of the following conditions precedent shall be satisfied or waived by the Administrative Agent:

4.01. Execution. The Administrative Agent shall have received counterparts of this Amendment No. 1 executed by Holdings, the Borrowers and the Required Lenders.

4.02. Amendment to Second Lien Credit Agreement. The Administrative Agent shall have received an executed copy of Amendment No. 1 to the Second Lien Credit Agreement dated as of the Amendment No. 1 Effective Date, in form and substance satisfactory to the Administrative Agent.

4.03. Approval of Holdings Preferred Equity. The Administrative Agent shall have received written evidence, in form and substance satisfactory to the Administrative Agent, that the holders of the Holdings Preferred Equity have approved the transactions contemplated by this Amendment No. 1 pursuant to the terms of the Holdings Preferred Equity Documents.

4.04. Costs and Expenses. Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent to the extent invoiced in connection with this Amendment No. 1 payable pursuant to Section 10.04 of the Amended Credit Agreement.

Section 5. Reference to and Effect Upon the Existing Credit Agreement.

5.01. Except as specifically amended or waived above, the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

5.02. The execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any Loan Document, except as specifically set forth herein.

Section 6. Reaffirmation. Each Loan Party (a) agrees that the transactions contemplated by this Amendment No. 1 shall not limit or diminish the obligations of the Borrower or any other Grantor (as defined in the Security Agreement) under, or release such Person from any obligations under, the Credit Agreement or any other Loan Document to which it is a party, (b) confirms and reaffirms its obligations and the obligations of the other Loan Parties under the Existing Credit Agreement and each other Loan Document to which it is a party and (c) agrees that the Existing Credit Agreement and each other Loan Document to which it or any other Loan Party is a party remain in full force and effect and are hereby ratified and confirmed.

Section 7. Miscellaneous. Except as herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 is a Loan Document for all purposes of the Amended Credit Agreement. This Amendment No. 1 may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Amendment No. 1 are for reference only and shall not affect the construction of this Amendment No. 1.

Section 8. Governing Law. This Amendment No. 1, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

BORROWER:

FTS HOLDING CORPORATION

By:	/s/ Jeffrey Shanahan
Name:	Jeffrey Shanahan
Title:	Chief Executive Officer

HOLDINGS:

CARDCONNECT CORP.

By:	/s/ Jeffrey Shanahan
Name:	Jeffrey Shanahan
Title:	Chief Executive Officer

SUBSIDIARY GUARANTORS:

CARDCONNECT, LLC

By:	/s/ Charles Bernicker
Name:	Charles Bernicker
Title:	Chief Financial Officer

PRINCETON PAYMENT SOLUTIONS, LLC

By:	/s/ Robert Nathan
Name:	Robert Nathan
Title:	Executive Vice President – Integrated Sales

ADMINISTRATIVE AGENT:

BMO HARRIS BANK N.A., as Administrative Agent

By:	/s/ Jillian Matlock
Name:	Jillian Matlock
Title:	Vice President

LENDERS:

BMO HARRIS BANK N.A., as a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Jillian Matlock
Name:	Jillian Matlock
Title:	Vice President

Bank of America, N.A., as a Lender

By:	/s/ Katie Hammond
Name:	Katie Hammond
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ Dan Roesner
Name:	Dan Roesner
Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anthony J. Timpanaro
Name:	Anthony J. Timpanaro
Title:	Senior Vice President

FRANKLIN SYNERGY BANK, as a Lender

By:	/s/ Lisa Fletcher
Name:	Lisa Fletcher
Title:	Senior Vice President

Exhibit 10.16(b)

Executed Version

AMENDMENT NO. 1 TO SECOND LIEN CREDIT AGREEMENT

AMENDMENT NO. 1 TO SECOND LIEN CREDIT AGREEMENT (this “Amendment No. 1”) dated as of November 2, 2016 among FTS HOLDING CORPORATION (f/k/a FinTech Merger Sub, Inc.), a Delaware corporation (“Borrower”), CARDCONNECT CORP. (f/k/a FinTech Acquisition Corp.), a Delaware corporation (“Holdings”), the Subsidiary Guarantors party hereto, the LENDERS (as defined below) party hereto and BARINGS FINANCE LLC (f/k/a Babson Capital Finance LLC), as Administrative Agent (the “Administrative Agent”).

WHEREAS, Holdings, Borrower, the Subsidiary Guarantors party thereto, the financial institutions from time to time party thereto as lenders (the “Lenders”) and the Administrative Agent are parties to that certain Second Lien Credit Agreement dated as of July 29, 2016 (as in effect immediately prior to the effectiveness of this Amendment No. 1, the “Existing Second Lien Credit Agreement”, and as amended by this Amendment No. 1 and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Second Lien Credit Agreement”).

WHEREAS, Holdings and the Borrower each request that the Required Lenders and the Administrative Agent amend the Existing Second Lien Credit Agreement to permit a one-time repurchase of certain outstanding warrants relating to the Equity Interests of Holdings.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Amended Second Lien Credit Agreement are used herein as defined therein.

Section 2. Amendments to the Existing Second Lien Credit Agreement. From and after the Amendment No. 1 Effective Date, the Existing Second Lien Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Existing Second Lien Credit Agreement (including references to the Existing Second Lien Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and each reference to the Existing Second Lien Credit Agreement in the other Loan Documents (and indirect references such as “thereunder”, “thereby”, “therein” and “thereof”) shall be deemed to be references to the Existing Second Lien Credit Agreement as amended hereby.

2.02. Amendments.

(a) Section 1.01 of the Existing Second Lien Credit Agreement is amended by inserting the following definition in appropriate alphabetical order:

“Administrative Agent” means Barings Finance LLC (f/k/a Babson Capital Finance LLC), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted pursuant to Section 9.06.

“Amendment No. 1 Effective Date” means November 2, 2016.

(b) Section 7.06(f) of the Existing Second Lien Credit Agreement is amended by amending and restating such subsection to read as follows:

(f) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Holdings may make a one-time purchase of warrants of its Equity Interests in an amount not to exceed $2,500,000, no later than 45 days after the Amendment No. 1 Effective Date.

Section 3. Representations and Warranties of the Borrowers and Holdings. The Loan Parties represent and warrant to the Administrative Agent and the Lenders that as of the Amendment No. 1 Effective Date:

3.01. each of the representations and warranties set forth in Article V of the Amended Second Lien Credit Agreement and in the other Loan Documents are true and correct in all (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date, and except that for purposes of this Section 3.01, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Second Lien Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01 of the Amended Second Lien Credit Agreement; and

3.02. both immediately before and after giving effect to this Amendment No. 1 and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing, or would result therefrom.

Section 4. Conditions Precedent. The amendments to the Existing Second Lien Credit Agreement set forth in Section 2 above shall become effective as of the date (the “Amendment No. 1 Effective Date”), upon which each of the following conditions precedent shall be satisfied or waived by the Administrative Agent:

4.01. Execution. The Administrative Agent shall have received counterparts of this Amendment No. 1 executed by Holdings, the Borrowers and the Required Lenders.

4.02. Amendment to First Lien Credit Agreement. The Administrative Agent shall have received an executed copy of Amendment No. 1 to the First Lien Credit Agreement dated as of the Amendment No. 1 Effective Date, in form and substance satisfactory to the Administrative Agent.

4.03. Approval of Holdings Preferred Equity. The Administrative Agent shall have received written evidence, in form and substance satisfactory to the Administrative Agent, that the holders of the Holdings Preferred Equity have approved the transactions contemplated by this Amendment No. 1 pursuant to the terms of the Holdings Preferred Equity Documents.

4.04. Costs and Expenses. Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent to the extent invoiced in connection with this Amendment No. 1 payable pursuant to Section 10.04 of the Amended Second Lien Credit Agreement.

Section 5. Reference to and Effect Upon the Existing Second Lien Credit Agreement.

5.01. Except as specifically amended or waived above, the Existing Second Lien Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

5.02. The execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Second Lien Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Existing Second Lien Credit Agreement or any Loan Document, except as specifically set forth herein.

Section 6. Reaffirmation. Each Loan Party (a) agrees that the transactions contemplated by this Amendment No. 1 shall not limit or diminish the obligations of the Borrower or any other Grantor (as defined in the Security Agreement) under, or release such Person from any obligations under, the Credit Agreement or any other Loan Document to which it is a party, (b) confirms and reaffirms its obligations and the obligations of the other Loan Parties under the Existing Second Lien Credit Agreement and each other Loan Document to which it is a party and (c) agrees that the Existing Second Lien Credit Agreement and each other Loan Document to which it or any other Loan Party is a party remain in full force and effect and are hereby ratified and confirmed.

Section 7. Miscellaneous. Except as herein provided, the Existing Second Lien Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 is a Loan Document for all purposes of the Amended Second Lien Credit Agreement. This Amendment No. 1 may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Amendment No. 1 are for reference only and shall not affect the construction of this Amendment No. 1.

Section 8. Governing Law. This Amendment No. 1, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

BORROWER:

FTS HOLDING CORPORATION

By:	/s/ Charles Bernicker
Name:	Charles Bernicker
Title:	Chief Financial Officer

HOLDINGS:

CARDCONNECT CORP.

By:	/s/ Jeffrey Shanahan
Name:	Jeffrey Shanahan
Title:	Chief Executive Officer

SUBSIDIARY GUARANTORS:

CARDCONNECT, LLC

By:	/s/ Jeffrey Shanahan
Name:	Jeffrey Shanahan
Title:	Chief Executive Officer

PRINCETON PAYMENT SOLUTIONS, LLC

By:	/s/ Jeffrey Shanahan
Name:	Jeffrey Shanahan
Title:	Chief Executive Officer

Signature Page to Amendment No. 1

ADMINISTRATIVE AGENT:

BARINGS FINANCE LLC, as Administrative Agent
By: Barings LLC, as Investment Manager

By:	/s/ Mark Hindson
Name:	Mark Hindson
Title:	Managing Director

LENDERS:

BARINGS FINANCE LLC, as a Lender

By:	/s/ Mark Hindson
Name:	Mark Hindson
Title:	Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Lender
By: Barings LLC, as Investment Adviser

By:	/s/ Mark Hindson
Name:	Mark Hindson
Title:	Managing Director

C.M. LIFE INSURANCE COMPANY, as a Lender
By: Barings LLC, as Investment Adviser

By:	/s/ Mark Hindson
Name:	Mark Hindson
Title:	Managing Director

Signature Page to Amendment No. 1

EXHIBIT 31.1

CERTIFICATION

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeffrey Shanahan, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of CardConnect Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information1 included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	[Omitted pursuant to the transition period exemption for newly public companies]; and

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: November 14, 2016
/s/ Jeffrey Shanahan
Jeffrey Shanahan Chief Executive Officer and President (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles Bernicker, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of CardConnect Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(c)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(d)	[Omitted pursuant to the transition period exemption for newly public companies]; and

(e)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(f)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: November 14, 2016
/s/ Charles Bernicker
Charles Bernicker Chief Financial Officer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Jeffrey Shanahan, Chief Executive Officer and President of CardConnect Corp. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

1.	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2016
	By:	/s/ Jeffrey Shanahan
Jeffrey Shanahan
Chief Executive Officer and President
(Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Charles Bernicker, Chief Financial Officer of CardConnect Corp. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

1.	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2016
	By:	/s/ Charles Bernicker
Charles Bernicker
Chief Financial Officer
(Principal Financial Officer)

Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the July 27, 2016, by and between FinTech Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 712 Fifth Avenue, 8th Floor, New York, New York 10019, and FTVENTURES III, L.P., FTVENTURES III-N, L.P. and FTVENTURES III-T, L.P., each a Delaware limited partnership (collectively, the “Investor”), and each having its principal place of business at 555 California Street, Suite 2850, San Francisco, CA 94104.

WHEREAS, the Company desires to sell in a private placement (the “Offering”) 190,000 shares (the “Securities”) of common stock of the Company, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $1,900,000, or $10.00 per share;

WHEREAS. in consideration for the Investor’s participation in the Offering, the Company’s Founders have agreed pursuant to the Securities Transfer Agreement, dated as of the date hereof, to transfer an aggregate of 200,000 founder shares to several investors, including the Investor, on the Closing Date (as defined below); and

WHEREAS, Investor wishes to purchase 190,000 shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.	Purchase of Securities

a.	Purchase and Issuance of the Shares. Upon the terms and subject to the conditions of this Agreement, Investor hereby irrevocably agrees to purchase from the Company, and the Company hereby agrees to sell to Investor, on the Closing Date, 190,000 shares of Common Stock for an aggregate purchase price of $1,900,000 (the “Purchase Price”). On the Closing Date, upon receipt of payment therefor in accordance with this Agreement, the Company shall deliver to the Investor the Securities in book entry form through the Company’s transfer agent; provided, however, that the Company’s obligation to deliver the Securities and the Investor’s obligation to pay the Purchase Price shall be contingent upon the satisfaction or waiver of all conditions to closing of the merger of FTS Holding Corporation with and into FinTech Merger Sub, Inc. (the “Merger”) set forth in that certain Agreement and Plan of Merger, dated March 7, 2016, as may be amended from time to time (the “Merger Agreement”).

b.	Delivery of the Purchase Price. On the Closing Date, Investor shall deliver to the Company the Purchase Price in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Company and Investor. Investor and the Company acknowledge and agree that the payment of the Purchase Price shall be settled by deducting the amount of the Purchase Price from the cash consideration payable to Investor pursuant to the Merger Agreement.

c.	Closing. The closing of the Offering (the “Closing”), shall take place at the offices of Ledgewood, a professional corporation, at 2001 Market Street, Suite 3400, Philadelphia, PA 19103 on July 29, 2016 (“Closing Date”), immediately prior to or simultaneously with, the closing of the Merger pursuant to the Merger Agreement.

d.	Termination. This Agreement and each of the rights and obligations of the Company and Investor shall terminate upon the termination of the Merger Agreement or by the written agreement of the parties hereto.

e.	Tax Free Reorganization. For U.S. federal income tax purposes, the parties intend that the transactions contemplated by this Agreement be integrated with the transactions contemplated by the Merger Agreement and thus be treated as part of a reorganization within the meaning of Section 368(a) of the Code (as described in Section 2.14 of the Merger Agreement).

2.	Representations and Warranties of Investor

Investor represents and warrants to the Company that:

a.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

b.	Accredited Investor. Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

c.	Intent. Investor is purchasing the Securities solely for investment purposes, for Investor’s own account and/or for the account or benefit of its members or affiliates, and not with a view to the distribution thereof and Investor has no present arrangement to sell the Securities to or through any person or entity. Investor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

d.	Restrictions on Transfer. Investor acknowledges and understands the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Investor acknowledges and understands the Securities are subject to transfer restrictions as described in Section 3(b) hereof. Investor agrees that, if any transfer of the Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer Investor may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Securities. Investor further acknowledges that because the Company is a shell company, Rule 144 may not be available to Investor for the resale of the Securities until the one year anniversary following consummation of the Merger, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

e.	Sophisticated Investor.

i.	FTVentures Management III, LLC, the general partner of each Investor, is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Securities.

ii.	Investor is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, and Investor may suffer a loss of a portion or all of its investment in the Securities. Investor is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

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f.	Independent Investigation. Investor, in making the decision to purchase the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

g.	Organization and Authority. Each Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

h.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

i.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor's charter documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any agreement, order, judgment or decree to which Investor is subject.

j.	No Legal Advice from Company. Investor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

k.	Reliance on Representations and Warranties. Investor understands the Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

l.	No General Solicitation. Investor is not subscribing for the Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement on Form S-4 (the “Registration Statement”) with respect to the Merger filed with the Securities and Exchange Commission (“SEC”).

m.	Legend. Investor acknowledges and agrees that each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

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3.	Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, each Investor that:

a.	Valid Issuance of Capital Stock. Prior to the Merger and the transactions contemplated by the Merger Agreement, the total number of shares of all classes of capital stock which the Company has authority to issue is 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date hereof, prior to the Merger and the transactions contemplated by the Merger Agreement, the Company has issued and outstanding 3,733,333 shares of Common Stock and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

b.	Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Investor will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions pursuant to the Letter Agreement (as defined in the Merger Agreement) to be entered into in connection with the Merger and (ii) transfer restrictions under federal and state securities laws.

c.	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

d.	Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

e.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

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4.	Legends

a.	Legend. The Company will issue the Securities purchased by Investor in the name of Investor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A LETTER AGREEMENT, DATED AS OF JULY 29, 2016, BETWEEN, AMONG OTHERS, CARDCONNECT CORP. AND CERTAIN STOCKHOLDERS OF CARDCONNECT CORP. SIGNATORY THERETO (THE “LETTER AGREEMENT”) AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE LETTER AGREEMENT.”

b.	Investor’s Compliance. Nothing in this Section 4 shall affect in any way Investor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.
c.	Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company upon advice of counsel, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and (iii) in compliance herewith and with the Letter Agreement.

d.	Registration Rights. Investor will be entitled to certain registration rights with respect to the Securities which will be governed by the registration rights agreement between, among others, Investor and the Company, to be entered into in connection with the Merger and to be dated as of the Closing Date.

5.	Rescission Right Waiver and Indemnification.

a.	Investor understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Securities. In this regard, if the Registration Statement were deemed to be a general solicitation with respect to the purchase of the Securities by Investor, the offer and sale of the Securities may not be exempt from registration and, if not, Investor may have a right to rescind its purchase of the Securities. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, Investor hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Securities. Investor acknowledges and agrees this waiver is being made in order to induce the Company to sell the Securities to Investor. Investor agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings against the Trust Account (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Securities hereunder or relating to the purchase of the Securities and the transactions contemplated hereby.

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b.	Investor agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Securities or any Claim that may arise now or in the future.

c.	Investor acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of this Section 5.

d.	Investor agrees that, to the extent any waiver of rights under this Section 5 is ineffective as a matter of law, Investor has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Investor acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

6.	Governing Law; Jurisdiction; Waiver of Jury Trial

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

7.	Assignment; Entire Agreement; Amendment

a.	Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Investor to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 5 hereof.

b.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

c.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

d.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices

a.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

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9.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.	Survival; Severability

a.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

b.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[remainder of page intentionally left blank]

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This subscription is accepted by the Company on the 27th day of July 2016.

FINTECH ACQUISITION CORP.

By:	/s/ Daniel Cohen
Name: Daniel G. Cohen
Title: Chief Executive Officer and President

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Accepted and agreed on the date hereof

FTVENTURES III, L.P. By: FTVentures Management III, LLC Its: General Partner

By:	/s/ David Haynes
Name: David Haynes
Title: Managing Member

FTVENTURES III-N, L.P. By: FTVentures Management III, LLC Its: General Partner

By:	/s/ David Haynes
Name: David Haynes
Title: Managing Member

FTVENTURES III-T, L.P. By: FTVentures Management III, LLC Its: General Partner

By:	/s/ David Haynes
Name: David Haynes
Title: Managing Member

[Securities Purchase Agreement]

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Exhibit 99.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the July 27, 2016, by and between FinTech Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 712 Fifth Avenue, 8th Floor, New York, New York 10019, and Brian Shanahan (the “Investor”), having an address at 2670 Merry Oak Lane, Pittsburgh, PA 15241.

WHEREAS, the Company desires to sell in a private placement (the “Offering”) 100,000 shares (the “Securities”) of common stock of the Company, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $1,000,000, or $10.00 per share;

WHEREAS. in consideration for the Investor’s participation in the Offering, the Company’s Founders have agreed pursuant to the Securities Transfer Agreement, dated as of the date hereof, to transfer an aggregate of 200,000 founder shares to several investors, including the Investor, on the Closing Date (as defined below); and

WHEREAS, Investor wishes to purchase 100,000 shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.	Purchase of Securities

a.	Purchase and Issuance of the Shares. Upon the terms and subject to the conditions of this Agreement, Investor hereby irrevocably agrees to purchase from the Company, and the Company hereby agrees to sell to Investor, on the Closing Date, 100,000 shares of Common Stock for an aggregate purchase price of $1,000,000 (the “Purchase Price”). On the Closing Date, upon receipt of payment therefor in accordance with this Agreement, the Company shall deliver to the Investor the Securities in book entry form through the Company’s transfer agent; provided, however, that the Company’s obligation to deliver the Securities and the Investor’s obligation to pay the Purchase Price shall be contingent upon the satisfaction or waiver of all conditions to closing of the merger of FTS Holding Corporation with and into FinTech Merger Sub, Inc. (the “Merger”) set forth in that certain Agreement and Plan of Merger, dated March 7, 2016, as may be amended from time to time (the “Merger Agreement”).

b.	Delivery of the Purchase Price. On the Closing Date, Investor shall deliver to the Company the Purchase Price in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Company and Investor. Investor and the Company acknowledge and agree that the payment of the Purchase Price may be settled by deducting the amount of the Purchase Price from the cash consideration payable to Investor pursuant to the Merger Agreement.

c.	Closing. The closing of the Offering (the “Closing”), shall take place at the offices of Ledgewood, a professional corporation, at 2001 Market Street, Suite 3400, Philadelphia, PA 19103 on July 29, 2016 (“Closing Date”), immediately prior to or simultaneously with, the closing of the Merger pursuant to the Merger Agreement.

d.	Termination. This Agreement and each of the rights and obligations of the Company and Investor shall terminate upon the termination of the Merger Agreement or by the written agreement of the parties hereto.

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2.	Representations and Warranties of Investor

Investor represents and warrants to the Company that:

a.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

b.	Accredited Investor. Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

c.	Intent. Investor is purchasing the Securities solely for investment purposes, for Investor’s own account and/or for the account or benefit of its members or affiliates, and not with a view to the distribution thereof and Investor has no present arrangement to sell the Securities to or through any person or entity. Investor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

d.	Restrictions on Transfer. Investor acknowledges and understands the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Investor acknowledges and understands the Securities are subject to transfer restrictions as described in Section 3(b) hereof. Investor agrees that, if any transfer of the Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer Investor may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Securities. Investor further acknowledges that because the Company is a shell company, Rule 144 may not be available to Investor for the resale of the Securities until the one year anniversary following consummation of the Merger, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

e.	Sophisticated Investor.

i.	The Investor, is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Securities.

ii.	Investor is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, and Investor may suffer a loss of a portion or all of its investment in the Securities. Investor is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

f.	Independent Investigation. Investor, in making the decision to purchase the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

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g.	Organization and Authority. Each Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

h.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

i.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor's charter documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any agreement, order, judgment or decree to which Investor is subject.

j.	No Legal Advice from Company. Investor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

k.	Reliance on Representations and Warranties. Investor understands the Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

l.	No General Solicitation. Investor is not subscribing for the Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement on Form S-4 (the “Registration Statement”) with respect to the Merger filed with the Securities and Exchange Commission (“SEC”).

m.	Legend. Investor acknowledges and agrees that each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

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3.	Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, each Investor that:

a.	Valid Issuance of Capital Stock. Prior to the Merger and the transactions contemplated by the Merger Agreement, the total number of shares of all classes of capital stock which the Company has authority to issue is 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date hereof, prior to the Merger and the transactions contemplated by the Merger Agreement, the Company has issued and outstanding 3,733,333 shares of Common Stock and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

b.	Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Investor will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions pursuant to the Letter Agreement (as defined in the Merger Agreement) to be entered into in connection with the Merger and (ii) transfer restrictions under federal and state securities laws.

c.	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

d.	Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

e.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

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4.	Legends

a.	Legend. The Company will issue the Securities purchased by Investor in the name of Investor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A LETTER AGREEMENT, DATED AS OF JULY 29, 2016, BETWEEN, AMONG OTHERS, CARDCONNECT CORP. AND CERTAIN STOCKHOLDERS OF CARDCONNECT CORP. SIGNATORY THERETO (THE “LETTER AGREEMENT”) AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE LETTER AGREEMENT.”

b.	Investor’s Compliance. Nothing in this Section 4 shall affect in any way Investor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.
c.	Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company upon advice of counsel, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and (iii) in compliance herewith and with the Letter Agreement.

d.	Registration Rights. Investor will be entitled to certain registration rights with respect to the Securities which will be governed by the registration rights agreement between, among others, Investor and the Company, to be entered into in connection with the Merger and to be dated as of the Closing Date.

5.	Rescission Right Waiver and Indemnification.

a.	Investor understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Securities. In this regard, if the Registration Statement were deemed to be a general solicitation with respect to the purchase of the Securities by Investor, the offer and sale of the Securities may not be exempt from registration and, if not, Investor may have a right to rescind its purchase of the Securities. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, Investor hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Securities. Investor acknowledges and agrees this waiver is being made in order to induce the Company to sell the Securities to Investor. Investor agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings against the Trust Account (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Securities hereunder or relating to the purchase of the Securities and the transactions contemplated hereby.

b.	Investor agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Securities or any Claim that may arise now or in the future.

c.	Investor acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of this Section 5.

d.	Investor agrees that, to the extent any waiver of rights under this Section 5 is ineffective as a matter of law, Investor has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Investor acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

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6.	Governing Law; Jurisdiction; Waiver of Jury Trial

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

7.	Assignment; Entire Agreement; Amendment

a.	Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Investor to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 5 hereof.

b.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

c.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

d.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices

a.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

9.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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10.	Survival; Severability

a.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

b.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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This subscription is accepted by the Company on the 27th day of July 2016.

FINTECH ACQUISITION CORP.

By:	/s/ Daniel Cohen
Name: Daniel G. Cohen
Title: Chief Executive Officer and President

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Accepted and agreed on the date hereof

PURCHASER:

By:	/s/ Brian P. Shanahan
Name: Brian P. Shanahan

[Securities Purchase Agreement]

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Exhibit 99.3

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the July 27, 2016, by and between FinTech Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 712 Fifth Avenue, 8th Floor, New York, New York 10019, and The Sdao Family Grantor Retained Annuity Trust (the “Investor”), having its principal place of business at 8250 Greenwood Place, Niwot, CO 80503.

WHEREAS, the Company desires to sell in a private placement (the “Offering”) 30,000 shares (the “Securities”) of common stock of the Company, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $300,000, or $10.00 per share;

WHEREAS. in consideration for the Investor’s participation in the Offering, the Company’s Founders have agreed pursuant to the Securities Transfer Agreement, dated as of the date hereof, to transfer an aggregate of 200,000 founder shares to several investors, including the Investor, on the Closing Date (as defined below); and

WHEREAS, Investor wishes to purchase 30,000 shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.	Purchase of Securities

a.	Purchase and Issuance of the Shares. Upon the terms and subject to the conditions of this Agreement, Investor hereby irrevocably agrees to purchase from the Company, and the Company hereby agrees to sell to Investor, on the Closing Date, 30,000 shares of Common Stock for an aggregate purchase price of $300,000 (the “Purchase Price”). On the Closing Date, upon receipt of payment therefor in accordance with this Agreement, the Company shall deliver to the Investor the Securities in book entry form through the Company’s transfer agent; provided, however, that the Company’s obligation to deliver the Securities and the Investor’s obligation to pay the Purchase Price shall be contingent upon the satisfaction or waiver of all conditions to closing of the merger of FTS Holding Corporation with and into FinTech Merger Sub, Inc. (the “Merger”) set forth in that certain Agreement and Plan of Merger, dated March 7, 2016, as may be amended from time to time (the “Merger Agreement”).

b.	Delivery of the Purchase Price. On the Closing Date, Investor shall deliver to the Company the Purchase Price in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Company and Investor. Investor and the Company acknowledge and agree that the payment of the Purchase Price may be settled by deducting the amount of the Purchase Price from the cash consideration payable to Investor pursuant to the Merger Agreement.

c.	Closing. The closing of the Offering (the “Closing”), shall take place at the offices of Ledgewood, a professional corporation, at 2001 Market Street, Suite 3400, Philadelphia, PA 19103 on July 29, 2016 (“Closing Date”), immediately prior to or simultaneously with, the closing of the Merger pursuant to the Merger Agreement.

d.	Termination. This Agreement and each of the rights and obligations of the Company and Investor shall terminate upon the termination of the Merger Agreement or by the written agreement of the parties hereto.

2.	Representations and Warranties of Investor

Investor represents and warrants to the Company that:

a.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

b.	Accredited Investor. Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

c.	Intent. Investor is purchasing the Securities solely for investment purposes, for Investor’s own account and/or for the account or benefit of its members or affiliates, and not with a view to the distribution thereof and Investor has no present arrangement to sell the Securities to or through any person or entity. Investor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

d.	Restrictions on Transfer. Investor acknowledges and understands the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Investor acknowledges and understands the Securities are subject to transfer restrictions as described in Section 3(b) hereof. Investor agrees that, if any transfer of the Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer Investor may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Securities. Investor further acknowledges that because the Company is a shell company, Rule 144 may not be available to Investor for the resale of the Securities until the one year anniversary following consummation of the Merger, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

e.	Sophisticated Investor.

i.	The Investor, is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Securities.

ii.	Investor is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, and Investor may suffer a loss of a portion or all of its investment in the Securities. Investor is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

f.	Independent Investigation. Investor, in making the decision to purchase the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

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g.	Organization and Authority. Each Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

h.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

i.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor's charter documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any agreement, order, judgment or decree to which Investor is subject.

j.	No Legal Advice from Company. Investor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

k.	Reliance on Representations and Warranties. Investor understands the Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

l.	No General Solicitation. Investor is not subscribing for the Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement on Form S-4 (the “Registration Statement”) with respect to the Merger filed with the Securities and Exchange Commission (“SEC”).

m.	Legend. Investor acknowledges and agrees that each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

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3.	Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, each Investor that:

a.	Valid Issuance of Capital Stock. Prior to the Merger and the transactions contemplated by the Merger Agreement, the total number of shares of all classes of capital stock which the Company has authority to issue is 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date hereof, prior to the Merger and the transactions contemplated by the Merger Agreement, the Company has issued and outstanding 3,733,333 shares of Common Stock and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

b.	Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Investor will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions pursuant to the Letter Agreement (as defined in the Merger Agreement) to be entered into in connection with the Merger and (ii) transfer restrictions under federal and state securities laws.

c.	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

d.	Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

e.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

4.	Legends

a.	Legend. The Company will issue the Securities purchased by Investor in the name of Investor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.”

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A LETTER AGREEMENT, DATED AS OF JULY 29, 2016, BETWEEN, AMONG OTHERS, CARDCONNECT CORP. AND CERTAIN STOCKHOLDERS OF CARDCONNECT CORP. SIGNATORY THERETO (THE “LETTER AGREEMENT”) AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE LETTER AGREEMENT.”

b.	Investor’s Compliance. Nothing in this Section 4 shall affect in any way Investor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.
c.	Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company upon advice of counsel, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and (iii) in compliance herewith and with the Letter Agreement.

d.	Registration Rights. Investor will be entitled to certain registration rights with respect to the Securities which will be governed by the registration rights agreement between, among others, Investor and the Company, to be entered into in connection with the Merger and to be dated as of the Closing Date.

5.	Rescission Right Waiver and Indemnification.

a.	Investor understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Securities. In this regard, if the Registration Statement were deemed to be a general solicitation with respect to the purchase of the Securities by Investor, the offer and sale of the Securities may not be exempt from registration and, if not, Investor may have a right to rescind its purchase of the Securities. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, Investor hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Securities. Investor acknowledges and agrees this waiver is being made in order to induce the Company to sell the Securities to Investor. Investor agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings against the Trust Account (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Securities hereunder or relating to the purchase of the Securities and the transactions contemplated hereby.

b.	Investor agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Securities or any Claim that may arise now or in the future.

c.	Investor acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of this Section 5.

d.	Investor agrees that, to the extent any waiver of rights under this Section 5 is ineffective as a matter of law, Investor has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Investor acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

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6.	Governing Law; Jurisdiction; Waiver of Jury Trial

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

7.	Assignment; Entire Agreement; Amendment

a.	Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Investor to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 5 hereof.

b.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

c.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

d.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices

a.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

9.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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10.	Survival; Severability

a.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

b.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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This subscription is accepted by the Company on the 27th day of July 2016.

FINTECH ACQUISITION CORP.

By:	/s/ Daniel Cohen
Name: Daniel G. Cohen
Title: Chief Executive Officer and President

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Accepted and agreed on the date hereof

PURCHASER: THE SDAO FAMILY GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Anthony Sdao
Name: Anthony Sdao
Title:

[Securities Purchase Agreement]

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Exhibit 99.4

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the July 27, 2016, by and between FinTech Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 712 Fifth Avenue, 8th Floor, New York, New York 10019, and MKY Investments LLC (the “Investor”), having its principal place of business at 1934 Bloomfield Dr, Bloomfield Township, MI 48302.

WHEREAS, the Company desires to sell in a private placement (the “Offering”) 30,000 shares (the “Securities”) of common stock of the Company, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $300,000, or $10.00 per share;

WHEREAS. in consideration for the Investor’s participation in the Offering, the Company’s Founders have agreed pursuant to the Securities Transfer Agreement, dated as of the date hereof, to transfer an aggregate of 200,000 founder shares to several investors, including the Investor, on the Closing Date (as defined below); and

WHEREAS, Investor wishes to purchase 30,000 shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.	Purchase of Securities

a.	Purchase and Issuance of the Shares. Upon the terms and subject to the conditions of this Agreement, Investor hereby irrevocably agrees to purchase from the Company, and the Company hereby agrees to sell to Investor, on the Closing Date, 30,000 shares of Common Stock for an aggregate purchase price of $300,000 (the “Purchase Price”). On the Closing Date, upon receipt of payment therefor in accordance with this Agreement, the Company shall deliver to the Investor the Securities in book entry form through the Company’s transfer agent; provided, however, that the Company’s obligation to deliver the Securities and the Investor’s obligation to pay the Purchase Price shall be contingent upon the satisfaction or waiver of all conditions to closing of the merger of FTS Holding Corporation with and into FinTech Merger Sub, Inc. (the “Merger”) set forth in that certain Agreement and Plan of Merger, dated March 7, 2016, as may be amended from time to time (the “Merger Agreement”).

b.	Delivery of the Purchase Price. On the Closing Date, Investor shall deliver to the Company the Purchase Price in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Company and Investor. Investor and the Company acknowledge and agree that the payment of the Purchase Price may be settled by deducting the amount of the Purchase Price from the cash consideration payable to Investor pursuant to the Merger Agreement.

c.	Closing. The closing of the Offering (the “Closing”), shall take place at the offices of Ledgewood, a professional corporation, at 2001 Market Street, Suite 3400, Philadelphia, PA 19103 on July 29, 2016 (“Closing Date”), immediately prior to or simultaneously with, the closing of the Merger pursuant to the Merger Agreement.

d.	Termination. This Agreement and each of the rights and obligations of the Company and Investor shall terminate upon the termination of the Merger Agreement or by the written agreement of the parties hereto.

2.	Representations and Warranties of Investor

Investor represents and warrants to the Company that:

a.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

b.	Accredited Investor. Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

c.	Intent. Investor is purchasing the Securities solely for investment purposes, for Investor’s own account and/or for the account or benefit of its members or affiliates, and not with a view to the distribution thereof and Investor has no present arrangement to sell the Securities to or through any person or entity. Investor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

d.	Restrictions on Transfer. Investor acknowledges and understands the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Investor acknowledges and understands the Securities are subject to transfer restrictions as described in Section 3(b) hereof. Investor agrees that, if any transfer of the Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer Investor may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Securities. Investor further acknowledges that because the Company is a shell company, Rule 144 may not be available to Investor for the resale of the Securities until the one year anniversary following consummation of the Merger, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

e.	Sophisticated Investor.

i.	The Investor, is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Securities.

ii.	Investor is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, and Investor may suffer a loss of a portion or all of its investment in the Securities. Investor is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

f.	Independent Investigation. Investor, in making the decision to purchase the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

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g.	Organization and Authority. Each Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

h.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

i.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor's charter documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any agreement, order, judgment or decree to which Investor is subject.

j.	No Legal Advice from Company. Investor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

k.	Reliance on Representations and Warranties. Investor understands the Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

l.	No General Solicitation. Investor is not subscribing for the Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement on Form S-4 (the “Registration Statement”) with respect to the Merger filed with the Securities and Exchange Commission (“SEC”).

m.	Legend. Investor acknowledges and agrees that each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

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3.	Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, each Investor that:

a.	Valid Issuance of Capital Stock. Prior to the Merger and the transactions contemplated by the Merger Agreement, the total number of shares of all classes of capital stock which the Company has authority to issue is 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date hereof, prior to the Merger and the transactions contemplated by the Merger Agreement, the Company has issued and outstanding 3,733,333 shares of Common Stock and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

b.	Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Investor will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions pursuant to the Letter Agreement (as defined in the Merger Agreement) to be entered into in connection with the Merger and (ii) transfer restrictions under federal and state securities laws.

c.	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

d.	Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

e.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

4.	Legends

a.	Legend. The Company will issue the Securities purchased by Investor in the name of Investor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.”

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A LETTER AGREEMENT, DATED AS OF JULY 29, 2016, BETWEEN, AMONG OTHERS, CARDCONNECT CORP. AND CERTAIN STOCKHOLDERS OF CARDCONNECT CORP. SIGNATORY THERETO (THE “LETTER AGREEMENT”) AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE LETTER AGREEMENT.”

b.	Investor’s Compliance. Nothing in this Section 4 shall affect in any way Investor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.
c.	Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company upon advice of counsel, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and (iii) in compliance herewith and with the Letter Agreement.

d.	Registration Rights. Investor will be entitled to certain registration rights with respect to the Securities which will be governed by the registration rights agreement between, among others, Investor and the Company, to be entered into in connection with the Merger and to be dated as of the Closing Date.

5.	Rescission Right Waiver and Indemnification.

a.	Investor understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Securities. In this regard, if the Registration Statement were deemed to be a general solicitation with respect to the purchase of the Securities by Investor, the offer and sale of the Securities may not be exempt from registration and, if not, Investor may have a right to rescind its purchase of the Securities. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, Investor hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Securities. Investor acknowledges and agrees this waiver is being made in order to induce the Company to sell the Securities to Investor. Investor agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings against the Trust Account (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Securities hereunder or relating to the purchase of the Securities and the transactions contemplated hereby.

b.	Investor agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Securities or any Claim that may arise now or in the future.

c.	Investor acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of this Section 5.

d.	Investor agrees that, to the extent any waiver of rights under this Section 5 is ineffective as a matter of law, Investor has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Investor acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

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6.	Governing Law; Jurisdiction; Waiver of Jury Trial

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

7.	Assignment; Entire Agreement; Amendment

a.	Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Investor to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 5 hereof.

b.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

c.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

d.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices

a.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

9.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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10.	Survival; Severability

a.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

b.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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This subscription is accepted by the Company on the 27th day of July 2016.

FINTECH ACQUISITION CORP.

By:	/s/ Daniel Cohen
Name: Daniel G. Cohen
Title: Chief Executive Officer and President

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Accepted and agreed on the date hereof

PURCHASER: MKY INVESTMENTS LLC

By:	/s/ Laith Yaldo
Name: Laith Yaldo
Title: Member

[Securities Purchase Agreement]

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Exhibit 99.5

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the July 27, 2016, by and between FinTech Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 712 Fifth Avenue, 8th Floor, New York, New York 10019, and MSSB C/F EDWARD E COHEN CGM IRA (the “Investor”).

WHEREAS, the Company desires to sell in a private placement (the “Offering”) 117,647 shares (the “Securities”) of common stock of the Company, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $1,199,999.40, or $10.20 per share; and

WHEREAS, Investor wishes to purchase 117,647 shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.	Purchase of Securities

a.	Purchase and Issuance of the Shares. Upon the terms and subject to the conditions of this Agreement, Investor hereby irrevocably agrees to purchase from the Company, and the Company hereby agrees to sell to Investor, on the Closing Date, 117,647 shares of Common Stock for an aggregate purchase price of $1,199,999.40 (the “Purchase Price”). On the Closing Date, upon receipt of payment therefor in accordance with this Agreement, the Company shall deliver to the Investor the Securities in book entry form through the Company’s transfer agent; provided, however, that the Company’s obligation to deliver the Securities and the Investor’s obligation to pay the Purchase Price shall be contingent upon the satisfaction or waiver of all conditions to closing of the merger of FTS Holding Corporation with and into FinTech Merger Sub, Inc. (the “Merger”) set forth in that certain Agreement and Plan of Merger, dated March 7, 2016, as may be amended from time to time (the “Merger Agreement”).

b.	Delivery of the Purchase Price. On the Closing Date, Investor shall deliver to the Company the Purchase Price in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Company and Investor. Investor and the Company acknowledge and agree that the payment of the Purchase Price may be settled by deducting the amount of the Purchase Price from the cash consideration payable to Investor pursuant to the Merger Agreement.

c.	Closing. The closing of the Offering (the “Closing”), shall take place at the offices of Ledgewood, a professional corporation, at 2001 Market Street, Suite 3400, Philadelphia, PA 19103 on July 29, 2016 (“Closing Date”), immediately prior to or simultaneously with, the closing of the Merger pursuant to the Merger Agreement.

d.	Termination. This Agreement and each of the rights and obligations of the Company and Investor shall terminate upon the termination of the Merger Agreement or by the written agreement of the parties hereto.

2.	Representations and Warranties of Investor

Investor represents and warrants to the Company that:

a.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

b.	Accredited Investor. Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

c.	Intent. Investor is purchasing the Securities solely for investment purposes, for Investor’s own account and/or for the account or benefit of its members or affiliates, and not with a view to the distribution thereof and Investor has no present arrangement to sell the Securities to or through any person or entity. Investor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

d.	Restrictions on Transfer. Investor acknowledges and understands the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Investor acknowledges and understands the Securities are subject to transfer restrictions as described in Section 3(b) hereof. Investor agrees that, if any transfer of the Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer Investor may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Securities. Investor further acknowledges that because the Company is a shell company, Rule 144 may not be available to Investor for the resale of the Securities until the one year anniversary following consummation of the Merger, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

e.	Sophisticated Investor.

i.	The Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Securities.

ii.	Investor is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, and Investor may suffer a loss of a portion or all of its investment in the Securities. Investor is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

f.	Independent Investigation. Investor, in making the decision to purchase the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

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g.	Organization and Authority. The Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

h.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

i.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor's charter documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any agreement, order, judgment or decree to which Investor is subject.

j.	No Legal Advice from Company. Investor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

k.	Reliance on Representations and Warranties. Investor understands the Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

l.	No General Solicitation. Investor is not subscribing for the Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement on Form S-4 (the “Registration Statement”) with respect to the Merger filed with the Securities and Exchange Commission (“SEC”).

m.	Legend. Investor acknowledges and agrees that each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3.	Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, each Investor that:

a.	Valid Issuance of Capital Stock. Prior to the Merger and the transactions contemplated by the Merger Agreement, the total number of shares of all classes of capital stock which the Company has authority to issue is 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date hereof, prior to the Merger and the transactions contemplated by the Merger Agreement, the Company has issued and outstanding 3,733,333 shares of Common Stock and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

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b.	Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Investor will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions pursuant to the Letter Agreement (as defined in the Merger Agreement) to be entered into in connection with the Merger and (ii) transfer restrictions under federal and state securities laws.

c.	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

d.	Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

e.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

4.	Legends

a.	Legend. The Company will issue the Securities purchased by Investor in the name of Investor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.”

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A LETTER AGREEMENT, DATED AS OF JULY 29, 2016, BETWEEN, AMONG OTHERS, CARDCONNECT CORP. AND CERTAIN STOCKHOLDERS OF CARDCONNECT CORP. SIGNATORY THERETO (THE “LETTER AGREEMENT”) AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE LETTER AGREEMENT.”

b.	Investor’s Compliance. Nothing in this Section 4 shall affect in any way Investor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.
c.	Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company upon advice of counsel, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and (iii) in compliance herewith and with the Letter Agreement.

5.	Rescission Right Waiver and Indemnification.

a.	Investor understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Securities. In this regard, if the Registration Statement were deemed to be a general solicitation with respect to the purchase of the Securities by Investor, the offer and sale of the Securities may not be exempt from registration and, if not, Investor may have a right to rescind its purchase of the Securities. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, Investor hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Securities. Investor acknowledges and agrees this waiver is being made in order to induce the Company to sell the Securities to Investor. Investor agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings against the Trust Account (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Securities hereunder or relating to the purchase of the Securities and the transactions contemplated hereby.

b.	Investor agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Securities or any Claim that may arise now or in the future.

c.	Investor acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of this Section 5.

d.	Investor agrees that, to the extent any waiver of rights under this Section 5 is ineffective as a matter of law, Investor has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Investor acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

6.	Governing Law; Jurisdiction; Waiver of Jury Trial

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

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7.	Assignment; Entire Agreement; Amendment

a.	Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Investor to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 5 hereof.

b.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

c.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

d.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices

a.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

9.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.	Survival; Severability

a.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

b.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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This subscription is accepted by the Company on the 27th day of July 2016.

FINTECH ACQUISITION CORP.

By:	/s/ Daniel Cohen
Name: Daniel G. Cohen
Title: Chief Executive Officer and President

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Accepted and agreed on the date hereof

PURCHASER: MSSB C/F EDWARD E COHEN CGM IRA

By:	Edward Cohen
Name:
Title:

[Securities Purchase Agreement]

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